UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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GATX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TABLE OF CONTENTS

Notice of Annual Meeting of Shareholders
PROXY STATEMENT
COMPENSATION OF EXECUTIVE OFFICERS
GATX CORPORATION
222 WEST ADAMS STREET
CHICAGO, IL 60606
(312) 621-6200

March 13, 2009

Dear Shareholder:

You are invited to attend our 2009 Annual Meeting of Shareholders on Friday, April 24, 2009, at 9:00 a.m., central time, at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois. You can find directions and a map to the meeting at the end of the attached Notice of Annual Meeting and Proxy Statement (the “Proxy Statement”). Registration will begin at 8:30 a.m. and refreshments will be served.

The Proxy Statement describes the business to be conducted at the meeting and contains other information concerning GATX that you should be aware of when you vote your shares. The principal business of the meeting will be to elect directors, approve certain provisions of the GATX Corporation 2004 Equity Incentive Compensation Plan, and to ratify the appointment of our independent registered public accounting firm for 2009. We also plan to report on GATX’s results and current outlook.

Whether or not you plan to attend in person, please ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by Internet or by telephone or by signing, dating and returning your proxy card in the enclosed envelope. On behalf of our Board of Directors and management, I would like to thank you for your continued interest in GATX Corporation. We hope you will be able to attend the meeting and look forward to seeing you there.

Very truly yours,

Chairman of the Board,
President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held on April 24, 2009.

The Company’s Proxy Statement for the 2009 Annual Meeting of Shareholders, the
Annual Report to Shareholders for the year ended December 31, 2008, and the Company’s
Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are available at:
http://bnymellon.mobular.net/bnymellon/gmt.

GATX CORPORATION
222 WEST ADAMS STREET
CHICAGO, IL 60606
(312) 621-6200

Notice of Annual Meeting of Shareholders

March 13, 2009

To our Shareholders:

The 2009 Annual Meeting of the Shareholders of GATX Corporation will be held at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois, on Friday, April 24, 2009, at 9:00 a.m., central time, for the following purposes:

1. to elect the nine directors named in the attached proxy statement to serve until the 2010 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

2. to approve the “performance-based” compensation provisions of the GATX Corporation 2004 Equity Incentive Compensation Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended;

3. to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for GATX Corporation in 2009; and

4. to transact such other business as may properly come before the meeting.

Holders of our common stock and both series of our $2.50 Cumulative Convertible Preferred Stock of record at the close of business on February 27, 2009 will be entitled to vote at the meeting.

Whether or not you plan to attend the meeting in person, it will be appreciated if you will promptly vote, sign, date and return the enclosed proxy. Alternatively, you may vote by telephone or Internet by following the instructions in the enclosed proxy. You may revoke your proxy and vote in person at the meeting if you desire to do so.

By Order of the Board of Directors,

Senior Vice President,
General Counsel and Secretary

March 13, 2009
Chicago, Illinois

GATX CORPORATION
222 WEST ADAMS STREET
CHICAGO, IL 60606
(312) 621-6200

March 13, 2009
PROXY STATEMENT

The accompanying proxy is solicited on behalf of the Board of Directors of GATX Corporation (the “Company”) for use at the Annual Meeting of Shareholders to be held on Friday, April 24, 2009 (the “Annual Meeting”) in accordance with the foregoing notice. This Proxy Statement and accompanying proxy card are being mailed to shareholders on or about March 13, 2009.

Q:	Who is entitled to vote?

A:	All holders of record of the Company’s common stock and both series of $2.50 Cumulative Convertible Preferred Stock as of the close of business on February 27, 2009, are entitled to vote. On that day, approximately 48,787,991 shares of common stock and 17,428 shares of $2.50 Cumulative Convertible Preferred Stock were issued and outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting.

Q:	How do I vote?

A:	We offer our registered shareholders three ways to vote, other than by attending the Annual Meeting and voting in person:

• Using the Internet, by following the instructions on the proxy card;

• By telephone, using the telephone number printed on the proxy card; or

• By mail, using the enclosed proxy card and return envelope.

Q:	What does it mean to vote by proxy?

A:	It means that you give someone else the right to vote your shares in accordance with your instructions. In this case, we are asking you to give your proxy to our Chief Executive Officer, Chief Financial Officer and General Counsel (the “Proxyholders”). In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting.

If you give your proxy but do not include specific instructions on how to vote, the Proxyholders will vote your shares in the following manner:

• For the election of the Board’s nominees for director;

• For the approval of the “performance-based” compensation provisions of the GATX Corporation 2004 Equity Incentive Compensation Plan; and

• For the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Q:	What if I submit a proxy and later change my mind?

A:	If you have given your proxy and later wish to revoke it, you may do so by giving written notice to the Company prior to the Annual Meeting, submitting another proxy bearing a later date (in any of the permitted forms), or casting a ballot in person at the Annual Meeting.

Q:	What happens if other matters are raised at the meeting?

A:	If other matters are properly presented at the meeting, the Proxyholders will have the discretion to vote on those matters for you in accordance with their best judgment. However, the Company’s Corporate Secretary has not received timely and proper notice from any shareholder of any other matter to be presented at the meeting.

Q:	Who will count the votes?

A:	Mellon Investor Services LLC will serve as proxy tabulator and count the votes.

Q:	How is it determined whether a matter has been approved?

A:	Assuming a quorum is present, the approval of the matters specified in the Notice of Annual Meeting will be determined as follows:

• The election of directors will require a plurality of the votes cast; and

• Each other matter requires a majority of the votes cast.

Q:	What constitutes a quorum?

A:	A quorum is present if shares representing a majority of the votes entitled to be cast are represented in person or by proxy. Broker non-votes, abstentions and shares as to which votes are withheld will be counted for purposes of determining whether a quorum is present.

Q:	What are broker non-votes?

A:	Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the New York Stock Exchange, such as the election of directors and the ratification of the appointment of the independent registered public accounting firm. On non-routine matters, such as a shareholder proposal or approval of an equity compensation plan, nominees cannot vote unless they receive voting instructions from beneficial holders, resulting in so-called “broker non-votes.”

Q:	What effect does an abstention have?

A:	Shares as to which votes are withheld or which abstain from voting and broker non-votes will not be counted and thus will not affect the outcome with respect to these matters.

Q:	What shares are covered by the proxy card?

A:	The proxy card covers all shares held by you of record (i.e., registered in your name), including those held in the GATX Stock Fund for participants in the GATX Salaried Employees Retirement Savings Plan and GATX Hourly Employees Retirement Savings Plan.

If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from your broker, bank or other nominee describing how to vote your shares.

If you are a current or former employee of the Company with shares in the GATX Stock Fund as the result of participation in the GATX Salaried Employees Retirement Savings Plan or GATX Hourly Employees Retirement Savings Plan, then your completed proxy card (or vote via the Internet or by telephone) will serve as voting instructions to the plan trustee. The trustee will vote your shares as you direct, except as may be required by the Employee Retirement Income Security Act (ERISA). If you fail to give instructions to the plan trustee, the trustee will vote the shares in the GATX Stock Fund in proportion to the shares for which the trustee timely receives voting instructions. To allow sufficient time for voting by the plan trustee, your voting instructions must be received by April 20, 2009.

Q:	Who pays the cost of this proxy solicitation?

A:	The Company pays the costs of soliciting proxies. The Company has retained Mellon Investor Services LLC to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation. For these services, the Company will pay Mellon Investor Services a fee of $9,000 plus expenses.

Q:	Is this Proxy Statement the only way that proxies are being solicited?

A:	No. As stated above, the Company has retained Mellon Investor Services LLC to aid in the solicitation of proxy materials. In addition, certain directors, officers or employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone, facsimile, e-mail or personal contact.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nine directors are to be elected, each for a term of one year, to serve until the 2010 Annual Meeting of Shareholders or until their successors are elected and qualified. The Board of Directors recommends a vote FOR election of the nominees named below. Unless authority to vote on directors has been withheld, each proxy will be voted for the election of the nominees named below. All of the nominees have consented to serve as directors if elected. If at the time of the Annual Meeting any nominee is unable or declines to serve, the proxies may be voted for any other person who may be nominated by the Board of Directors to fill the vacancy, or the size of the Board may be reduced accordingly.

Nominees For Board of Directors

		Director
Name and Principal Occupation	Age	Since

Anne L. Arvia	45	2009	(1)
President and Chief Executive Officer, Nationwide Bank
Richard Fairbanks	68	1996
Chairman, Layalina Productions, Inc.
Deborah M. Fretz	60	1993
President and Chief Executive Officer, Sunoco Logistics Partners, L.P.
Ernst A. Häberli	60	2007
Retired; Former President, Commercial Operations International, The Gillette Company
Brian A. Kenney	49	2004
Chairman, President and Chief Executive Officer of the Company
Mark G. McGrath	62	2005
Retired; Former Director of McKinsey & Company
James B. Ream	53	2008	(1)
President and Chief Executive Officer, ExpressJet Airlines, Inc.
David S. Sutherland	59	2007
Retired; Former President and Chief Executive Officer, IPSCO Inc.
Casey J. Sylla	65	2005
Retired; Former Chairman and Chief Executive Officer, Allstate Life Insurance Company

(1)	Mr. Ream and Ms. Arvia were appointed to the Board of Directors effective July 25, 2008, and January 30, 2009, respectively. Both Mr. Ream and Ms. Arvia will be standing for election by shareholders for the first time this year.

Additional Information Concerning Nominees

Anne L. Arvia was named President and Chief Executive Officer of Nationwide Bank, a unit of Nationwide Mutual Insurance Company, in September 2006. Ms. Arvia previously served as President and Chief Executive Officer of ShoreBank, a community development and environmental bank, from February 2001 to August 2006.

Richard Fairbanks is Chairman of the Board of Layalina Productions, Inc., a non-profit corporation that develops and produces Arabic language programming for licensing to television networks in the Middle East and North Africa. He is also a Counselor at the Center for Strategic & International Studies, a non-profit public policy research institution providing analysis on, and assessment of, the public policy impact of U.S. domestic, foreign and economic policy, international finance and national security issues, having previously served as its President and Chief Executive Officer. Mr. Fairbanks was formerly a U.S. Ambassador at Large. Mr. Fairbanks is also a director of SEACOR Holdings Inc.

Deborah M. Fretz was named President and Chief Executive Officer of Sunoco Logistics Partners, L.P., an owner and operator of refined product and crude oil pipelines and terminal facilities, in October 2001. Ms. Fretz previously served as Senior Vice President, Mid-Continent Refining, Marketing & Logistics, of Sunoco, Inc., an energy company, from December 2000 to October 2001 and Senior Vice President, Lubricants and Logistics, from January 1997 to December 2000.

Ernst A. Häberli retired as President, Commercial Operations International, The Gillette Company in 2004, having served in that position since 2001. Mr. Häberli formerly served as President, North American Tissue Operations and Technology, Executive Vice President and Chief Financial Officer, Senior Vice President, Strategy and on the Board of Directors of Fort James Corporation. Mr. Häberli also served as President of Pet International and in various roles with the Phillip Morris Companies, Inc.

Brian A. Kenney was elected Chairman and Chief Executive Officer of the Company in April 2005, having previously been named President of the Company in October 2004. Mr. Kenney previously served as Senior Vice President, Finance and Chief Financial Officer from April 2002 to October 2004 and Vice President, Finance and Chief Financial Officer from October 1999 to April 2002.

Mark G. McGrath retired as a Director of McKinsey & Company, a private management consulting firm, in December 2004, having served in that firm for twenty-seven years. He led the firm’s Americas’ Consumer Goods Practice from January 1998 until December 2003. Mr. McGrath has served as a senior advisor with Gleacher Partners LLC, a firm providing strategic advisory services to corporations, in a part-time capacity since January 2005. Mr. McGrath is also a director of Aware, Inc.

James B. Ream has been Chief Executive Officer of ExpressJet Holdings, Inc., an operator of regional jets in North America, since July 2001 and has been President and a member of the Board of Directors of ExpressJet since October 1999. Prior to joining ExpressJet, Mr. Ream held various positions of increasing responsibility with Continental Airlines and American Airlines.

David S. Sutherland retired as President and Chief Executive Officer of IPSCO, Inc., a steel producer, in July 2007, having served in that position since January 2002. During his 30-year career with IPSCO, Mr. Sutherland held a number of strategically important roles for the company, including Executive Vice President and Chief Operating Officer from April 2001 to January 2002 and Vice President of Raw Materials and Coil Processing from 1997 to 2001. Mr. Sutherland also serves as a director of United States Steel Corporation.

Casey J. Sylla retired on March 31, 2007, as Chairman and Chief Executive Officer of Allstate Life Insurance Company, a principal division of the Allstate Insurance Company, a company offering life insurance, annuities and related retirement and savings products. Mr. Sylla previously served in various strategically important roles at Allstate including President of Allstate Financial Group from 2002 to 2006 and Chief Investment Officer for Allstate Corporation, the holding company for Allstate Insurance Company, from 1995 to 2002. Mr. Sylla is also a director of Northern Funds and Northern Institutional Funds.

Board of Directors

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Governance Committee. Each committee is composed of directors determined by the Board to be independent in accordance with the New York Stock Exchange (“NYSE”) listing standards. Ms. Fretz serves as Lead Director and, in such capacity, serves as an ex-officio member of each committee of the Board. In that regard, Ms. Fretz does not serve as a member of any particular Board Committee, but may attend such committee meetings as she deems appropriate. During 2008, there were nine meetings of the Board of Directors of the Company. In addition, the Board’s non-management directors generally meet in executive sessions without management before or following each meeting of the Board. The executive session is chaired by the Lead Director.

Each director attended at least 75% of the meetings of the Board and committees (on which he or she served) held while the director was a member during 2008. The Company has adopted a policy strongly encouraging all members of the Board to attend the Annual Meeting of Shareholders. In 2008, eight of the nine directors then serving on the Board attended the Annual Meeting of Shareholders.

The Company announced in January 2009 that Michael E. Murphy and James M. Denny are retiring from the Board of Directors and will not stand for re-election at the 2009 Annual Meeting of Shareholders. The Company expresses its utmost appreciation to Messrs. Murphy and Denny for their many contributions and years of dedicated service to GATX.

The Company’s Corporate Governance Guidelines, Code of Ethics and Code of Ethics for Senior Officers and the charters of each of the standing Board committees are available under Corporate Governance in the Investor Relations section on the Company’s website at www.gatx.com and are available in print to any shareholder who so requests.

Board Independence

The Board of Directors has adopted the independence standard for the directors set forth in Exhibit A to this Proxy Statement. These standards conform to the standards required by the NYSE for listed companies. The Board of Directors has affirmatively determined that each of the following nominees for election to the Board is independent based on the Company’s independence standards, and that each nominee has no other material relationship with the Company relevant to the determination of independence: Anne L. Arvia, Richard Fairbanks, Deborah M. Fretz, Ernst A. Häberli, Mark G. McGrath, James B. Ream, David S. Sutherland and Casey J. Sylla.

Committees of the Board

Audit Committee

The Audit Committee members are Messrs. Murphy (Chair), Häberli, Ream, Sutherland and Sylla. The Board of Directors has determined that each current member of the Audit Committee is financially literate and has accounting or related financial management expertise and that Messrs. Murphy, Häberli, Ream and Sylla meet the criteria established by the Securities and Exchange Commission (“SEC”) for an “Audit Committee Financial Expert.” The Audit Committee is composed solely of members who are independent in accordance with the NYSE’s rules for independence of audit committee members. During 2008, there were nine meetings of the Audit Committee. The functions of the Audit Committee include retaining or terminating the Company’s independent registered public accounting firm, reviewing and approving (or disapproving) any related person transactions, and preparing the report that SEC rules require be included in the Company’s annual Proxy Statement. The Committee also assists the Board of Directors in oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and independent registered public accounting firm.

Compensation Committee

The Compensation Committee members are Messrs. Denny (Chair), Fairbanks and McGrath. During 2008, there were four meetings of the Compensation Committee. The Committee’s functions include: (i) assisting the Board of Directors in the discharge of its responsibilities with respect to compensation of the Company’s directors, officers and executives; (ii) general responsibility for ensuring the appropriateness of the Company’s executive compensation and benefit programs, and the criteria for awards to be issued under such programs; and (iii) preparing the report that SEC rules require be included in the Company’s annual Proxy Statement. The Compensation Committee has engaged Frederic W. Cook & Company, Inc., an independent outside consulting firm, to advise the Committee on matters related to executive and director compensation. Frederic W. Cook & Company, Inc. provides relevant market data, current updates regarding trends in executive and director compensation, and advice on program design, specific compensation decisions for the Chief Executive Officer and on the recommendations made by the Chief Executive Officer with respect to the compensation of other executives. The Committee’s consultant attends all Committee meetings and meets independently with the Committee as appropriate. The only services that the compensation consultant performs for the Company are related to executive and director compensation and are primarily in support of decision-making by the Committee.

Governance Committee

The Governance Committee members are Messrs. Fairbanks (Chair), Denny, McGrath and Sylla. During 2008, there were four meetings of the Governance Committee. The Committee’s functions include: (i) identifying individuals qualified to become Board members and recommending to the Board of Directors a slate of director nominees for election at each annual meeting of the Company’s shareholders; (ii) ensuring that all of the committees of the Board of Directors shall have the benefit of qualified and experienced independent directors; (iii) developing and recommending to the Board of Directors a set of effective corporate governance policies and procedures applicable to the Company; and (iv) reviewing the performance of all members of the Board in their capacities as directors, including attendance and contributions to Board deliberations, and making such recommendations to the Board as may be appropriate.

Related Person Transactions

Related Persons Transactions Approval Policy

The Board of Directors has adopted a written policy for the review of related person transactions. The Audit Committee reviews related person transactions in which the Company will be a participant to determine if they are in the best interests of the Company and its shareholders. Financial transactions, arrangements, relationships or any series of similar transactions, arrangements or relationships in which a related person had, or will have, a material interest and that exceed $120,000 are subject to the Audit Committee’s review.

Related persons are directors, director nominees, executive officers, holders of 5% or more of our voting stock and their immediate family members. Immediate family members are spouses, parents, stepparents, mothers-in-law, fathers-in-law, siblings, brothers-in-law, sisters-in-law, children, stepchildren, daughters-in-law, sons-in-law and any person, other than a tenant or employee, who shares the household of a director, director nominee, executive officer or holder of 5% or more of our voting stock.

In reviewing related person transactions, the Audit Committee considers all material factors concerning the particular transaction to determine whether it meets the standard of being in the best interests of the Company and its shareholders. For example, depending on the facts of the particular transaction, these factors may include the benefits to the Company of the transaction, whether comparable products and services can be obtained from unrelated third parties, and whether the transaction is on “arm’s length” terms.

Upon completion of its review, the Audit Committee approves, ratifies or disapproves the related person transaction. In conjunction with any approval or ratification of a transaction, the Audit Committee makes a determination that the transaction does not constitute a conflict of interest pursuant to the Company’s Code of Business Conduct and Ethics.

Director and Officer Indemnification and Insurance Arrangements

The Company indemnifies its directors and officers to the fullest extent permitted by the New York Business Corporation Law, as required by the Company’s By-Laws. In addition, the Company has entered into indemnification agreements with each member of the Board of Directors that contractually obligate the Company to provide this indemnification to directors.

As authorized by the New York Business Corporation Law and the Company’s By-Laws, the Company also has purchased insurance policies that provide liability protection for the Company’s directors and officers for claims for which they may not be indemnified by the Company. These policies also provide reimbursement to the Company for indemnification payments made by the Company on behalf of its directors and/or officers subject to policy conditions and exclusions.

Process For Identifying and Evaluating Director Nominees

The Board is responsible for recommending director nominees for election by the shareholders. The Board has delegated the process for screening potential candidates for Board membership to the Governance Committee with input from the Chairman of the Board and Chief Executive Officer. When the Governance Committee determines that it is desirable to add to the Board or fill a vacancy on the Board, the Governance Committee will identify one or more individuals qualified to become members of the Board and recommend them to the Board. In identifying qualified individuals, the Governance Committee will seek suggestions from other Board members and may also retain a search firm for this purpose. The Governance Committee will also consider candidates recommended by shareholders. The Governance Committee will conduct such inquiry into the candidate’s background, qualifications and independence as it believes is necessary or appropriate under the circumstances, and would apply the same standards to candidates suggested by shareholders as it applies to other candidates. Any recommendations by shareholders of director candidates should be submitted to the Governance Committee, c/o Corporate Secretary, GATX Corporation, 222 West Adams Street, Chicago, Illinois 60606. The recommendation must be received not more than 120 and not less than 90 days prior to the first anniversary of the preceding year’s annual meeting and must include all information required by the proxy rules and applicable law. If a submission is in proper form as provided by the Company’s By-Laws, the Governance Committee will apply the same standards to the evaluation of a shareholder nominee as it applies to nominees submitted by others.

In 2008, the Company engaged a professional search firm to identify and assist the Governance Committee in identifying and evaluating potential director nominees, and Ms. Arvia was recommended as a nominee by the professional search firm. Mr. Ream was recommended as a nominee by the Company’s Chief Executive Officer.

The Board of Directors, upon recommendation of the Governance Committee, has determined that all candidates that it proposes for election to the Board of Directors should possess and have demonstrated the following minimum criteria: (i) the highest level of personal and professional ethics, integrity and values; (ii) an inquisitive and objective perspective; (iii) broad experience at the policy-making level in business, finance, accounting, government or education; (iv) expertise and experience that is useful to the Company and complementary to the background and experience of other Board members, so that an optimal balance and diversity of Board members may be achieved and maintained; (v) broad business and social perspective, and mature judgment; (vi) commitment to serve on the Board for an extended period of time to ensure continuity and to develop knowledge about the Company’s business; (vii) demonstrated ability to communicate freely with management and the other directors, as well as the ability and disposition to meaningfully participate in a collegial decision making process; (viii) willingness to devote the required time and effort to carry out the duties and responsibilities of a Board member; and (ix) independence from any particular constituency, and the ability to represent the best interests of all shareholders and to appraise objectively the performance of management.

Communication with the Board

Interested parties, including shareholders, may communicate directly with the Board, one or more directors of the Company, including the Lead Director, or the non-management directors of the Company as a group through the office of the Corporate Secretary as follows: (i) by mail addressed to the Board, the non-management directors as a group or one or more directors, c/o Corporate Secretary, GATX Corporation, 222 West Adams Street, Chicago, Illinois 60606; (ii) electronically by sending an e-mail to contactboard@gatx.com; or (iii) anonymously by telephone by calling (888) 749-1947. Communications (other than those deemed in the reasonable judgment of the Corporate Secretary to be inappropriate, such as matters that are patently frivolous) received by the Company addressed to the Board or one or more directors shall be promptly forwarded to the Lead Director and to the Board member or members to whom it was addressed or, if not so specifically addressed, then, depending on the subject matter of the particular communication, to the chair of the appropriate Board committee or to the non-management directors as a group. Any communication not readily identifiable for a particular director or Board committee shall be forwarded to the Chair of the Governance Committee.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This compensation discussion and analysis describes the material elements of GATX’s compensation program for named executive officers. Further detail is provided for each compensation element in the tables and narratives which follow. The Compensation Committee of the Board of Directors (the “Committee”) oversees the design and administration of the Company’s executive compensation program with the assistance of Frederic W. Cook & Company, Inc., an independent consulting firm retained by the Committee.

Compensation Philosophy and Objectives

The Company’s executive compensation program is structured to provide compensation opportunities that appropriately: (1) reflect the competitive marketplace in which the Company operates, (2) balance executive focus on short- and long-term objectives and (3) align management and shareholder interests. The program has been developed with the following key principles in mind:

•	A significant portion of compensation should be performance-based. Through annual and long-term incentive awards, executives are encouraged to focus attention on a combination of critical strategic and financial goals. The weight placed on each of these should vary from time to time depending on the Company’s strategies and operating environment.

•	On a relative basis, long-term incentive opportunities should be emphasized more heavily than short-term incentive opportunities. The Company invests predominantly in long-lived assets and the outcomes of key decisions are often not realized for several years. Creating long-term economic value should outweigh focus on short-term results.

•	A meaningful equity stake helps ensure that executive and shareholder interests are aligned. This is accomplished through Company stock grants and a mandatory stock retention policy.

Ultimately, the executive compensation program is intended to help communicate and reinforce performance that contributes to business success and shareholder return and to reward executives appropriately when the desired results are achieved.

As shown in the following table, the mix of target total direct compensation (“TDC” or current base salary, target annual incentive and target long-term incentive) for named executive officers is consistent with the principles described above. The table illustrates how TDC is allocated between performance and non-performance based components, how performance-based compensation is allocated between annual and long-term components, and how TDC is allocated between cash and equity components.

TDC Mix

			% of Performance
			Based TDC
	% of TDC that is:		that is:		% of TDC that is:
	Performance		Annual	Long-Term	Cash Based	Equity Based
Name	Based(1)	Fixed(2)	(3)	(4)	(5)	(6)

Brian A. Kenney	76%	24%	31%	69%	47%	53%
James F. Earl	67%	33%	34%	66%	56%	44%
Robert C. Lyons	65%	35%	32%	68%	56%	44%
Deborah A. Golden	57%	43%	38%	62%	65%	35%
Clifford J. Porzenheim	59%	41%	35%	65%	62%	38%

(1)	Target annual plus target long-term incentives / TDC

(2)	Base salary /TDC

(3)	Target annual incentives /Target annual plus long-term incentives

(4)	Target long-term incentives /Target annual plus long-term incentives

(5)	Base salary plus target annual incentives / TDC

(6)	Long-term incentives /TDC

(Note: The figures in the table above are based on salaries and incentive targets in effect as of December 31, 2008, and thus are not intended to match amounts shown in the Summary Compensation Table or the Grant of Plan-Based Awards Table).

Roles and Responsibilities

Based on input from the Committee’s independent consultant, the Company’s human resources staff and the Company’s external legal counsel, the Committee makes all decisions with respect to the compensation of the Chief Executive Officer. As part of the Company’s regular compensation review cycles, the Chief Executive Officer typically makes recommendations concerning base salary increases and long-term incentive award grants for the other named executive officers. In addition, from time to time the Chief Executive Officer may recommend a bonus or long-term incentive award to recognize outstanding performance or exceptional contributions by a named executive officer. After reviewing these recommendations, the Committee makes decisions with respect to the compensation of other named executive officers.

As discussed in greater detail below, every other year, the Compensation Committee reviews current executive compensation practices using third-party surveys. This review covers substantive compensation elements, including base pay, and annual and long-term incentive awards. Based on the review, the Chief Executive Officer makes recommendations to the Committee to increase or decrease target levels for annual bonus and long-term incentive awards for the named executive officers. The Chief Executive Officer does not participate in, nor is he present during, any discussions of his own compensation. Such discussions occur in executive sessions of the Committee which may include the Committee’s independent consultant. The Committee reviews decisions regarding Chief Executive Officer pay with the independent directors on the Board.

Use of Compensation Survey Data

The executive compensation program has been structured to provide pay opportunities believed to be comparable to the median range of opportunities provided by similarly-sized companies (which are referred to throughout the remainder of this discussion as competitive or market pay levels). Because the Company has relatively few direct peers for which relevant compensation data is available, determining competitive pay levels with precision is not possible. The Company’s human resources staff, with oversight from the Committee’s independent consultant, regularly reviews information on median pay for executives as reported in national compensation surveys published by Hewitt Associates and Towers Perrin for organizations of similar revenue size. This information is considered in pay decisions for named executive officers. Pay decisions are also influenced by the following factors: tenure, skills and experience and the Company’s unique talent requirements.

Regulatory Considerations

The Company’s incentive programs have been designed and administered in a manner generally intended to preserve federal income tax deductions. Under the annual incentive plan, the maximum possible incentive award payable to each named executive officer has been established as 0.75% of Total Gross Income Less Total Ownership Costs as each are reported in the Company’s financial statements. At the end of the year, the Committee certifies the level of actual performance on this measure and may lower, but not raise, the annual award based upon underlying metrics communicated to each participant at the beginning of the year. Under the long-term incentive plan, the Committee determines the maximum number of performance shares that may be earned if a specified level of Total Gross Income Less Total Ownership Costs ($430 million per year for the 2008-2010 performance period) is attained. The Committee determines whether or not this goal has been met at the end of the performance period. If the goal has not been met, the entire performance share award is cancelled; if it has been met, the Committee may reduce, but not increase, the number of performance shares otherwise payable based on the achievement of long-term performance objectives communicated to participants at the beginning of the relevant performance period, generally three years.

The Company’s incentive and equity compensation programs, severance plans and change of control agreements are administered in compliance with federal tax rules affecting nonqualified deferred compensation. The tax and accounting consequences of utilizing various forms of compensation are considered when adopting new or modifying existing programs.

Compensation Elements

The elements of the Company’s compensation program for named executive officers include:

•	Base salary

•	Annual incentive awards

•	Long-term equity-based incentive awards

•	Retirement, health and welfare benefits

•	Perquisites

•	Change of control severance protection

Base Salary

Base salary helps the Company attract and retain an appropriate caliber of executive talent and provides executives with a degree of financial certainty since base salary is less subject to Company performance risk than most other pay elements. In establishing salary levels, consideration is typically given to market pay levels, the specific responsibilities and experience of the named executive officer, and his or her individual performance. Except in unusual circumstances, base salaries for named executive officers are reviewed every 18 months rather than every 12 months as for other employees, based on the belief that a longer period between reviews may result in a more accurate assessment of individual contributions at senior management levels.

Base salary levels affect other elements in the compensation program because annual incentive opportunities, long-term incentive opportunities and retirement benefits are highly correlated with base pay levels. This effect is intentional and helps ensure that total compensation is lower than market levels for less tenured or underperforming employees, and higher than market for very experienced, proven performers.

In accordance with the 18 month review cycle described above, Messrs. Earl and Porzenheim and Ms. Golden received salary increases during 2008 of $50,000 (10.5% increase), $25,000 (9.1% increase) and $19,000 (5.8% increase), respectively. The increases reflect competitive pay levels for each position and solid individual performance by each of these officers. In addition, Mr. Kenney received an increase of $125,000 (16.7% increase) to reflect his outstanding performance and to bring him closer to competitive pay levels of chief executive officers in companies of similar revenue size. Each named executive officer will forego any increase to his or her base salary in such officer’s next review cycle.

For named executive officers, salaries represent between 24% (for the Chief Executive Officer) and 43% of TDC, consistent with the Company’s philosophy that the majority of compensation to named executive officers should be performance based.

Annual Incentive Awards

Named executive officers are eligible to receive annual incentive awards under the GATX Cash Incentive Compensation Plan (the “CICP”) based on the extent to which pre-established financial performance goals are achieved. The CICP was approved by shareholders in 2004.

Annual incentive awards are the primary element in the total compensation program under which named executive officers and all other salaried employees are rewarded for the achievement of annual operating profitability goals. The Committee assesses actual performance results with this in mind and may exclude all or a portion of the impact of events unrelated to operating performance from the computation of results for incentive purposes, and/or modify the performance goals against which actual results are compared. The Committee may also make adjustments for other reasons including unusual or strategic events such as restructurings, acquisitions or divestitures. Thus, the results on which annual incentives are based may differ from results reported in the Company’s financial statements. Such adjustments may increase or decrease the size of incentives otherwise payable.

The basis on which financial performance is measured may vary from year to year in accordance with the Company’s objectives. Performance has typically been measured against budgeted financial performance, with budgeted performance generally representing the level for which target award opportunities are paid. Financial performance has most often been expressed in terms of consolidated net income since the annual plan is intended to provide a strong incentive for profitability and cost control. In 2008, incentives to all named executive officers were based solely on the Company’s financial performance.

Target incentive opportunities for named executive officers are expressed as a percentage of base salary and reflect typical competitive opportunities. The percentage of target incentive opportunities payable at various levels of financial performance is governed by a schedule approved by the Committee each year after reviewing recommendations made by management. The level of financial performance required for the payment of maximum incentive opportunities is established based on the Committee’s assessment of the level of performance that shareholders would likely consider superior in view of general economic conditions and the economic outlook for the Company and its industry in particular. This process is essentially reversed to establish the threshold performance level, defined as the level of financial performance below which no incentive is payable.

For 2008,

•	Target incentive opportunities ranged from 50% to 100% of base salary, and each named executive officer could earn from 0% to 170% of his or her target opportunity, depending on actual financial performance against goals.

•	Financial performance was measured in terms of consolidated net income. The specific numerical levels of performance required for target, maximum and threshold incentive payouts are shown in the Annual Incentive Awards Section of the Narrative Discussion Related to the Summary Compensation Table and Grants of Plan-Based Awards Table.

2008 Performance and Incentive Payments:  In 2008, consolidated net income was $172.8 million after adjustments, representing 114% of budgeted consolidated net income. GAAP consolidated net income was reduced to exclude the following: (1) gain on the sale of an office building and an environmental reserve reversal in Poland and (2) a tax reserve reversal in the United States. Based on the adjusted consolidated net income results, incentive payouts were 164% of target incentive awards. These awards were made in accordance with the provisions of the CICP as established at the beginning of the year and reflect another year of strong operating performance. For additional information regarding 2008 annual incentive payments to the named executive officers, including the specific numerical levels of performance required for target, maximum and threshold incentive payouts, please see the Narrative Discussion Related to the Summary Compensation Table and Grants of Plan-Based Awards Table.

Long-Term Equity-Based Incentive Awards

Long-term equity-based incentive opportunities are provided each year to named executive officers and other employees pursuant to the GATX Corporation 2004 Equity Incentive Compensation Plan (the “EICP”), which was approved by shareholders in 2004. Long-term incentive compensation helps the Company attract and retain qualified executives, reward the achievement of the Company’s long-term objectives, encourage ownership of the Company’s stock, and promote a close identity of interests between the Company’s management and its shareholders. Target long-term incentive opportunities are established for named executive officers in accordance with typical competitive opportunities and are expressed as a percentage of the midpoint of the officer’s base salary range.

A variety of different award types may be granted under the EICP, including stock options, stock appreciation rights (“SARs”), performance shares or units and restricted stock. Restricted stock that has only time-based vesting requirements is granted to named executive officers on a limited basis only.

The grant date for regular long-term incentive awards is the day on which the second Committee meeting in each calendar year occurs. Off-cycle grants (if any) to newly hired or promoted employees will be made on the last trading date of the month following the hire or promotion date and Committee approval of the award.

Since 2006, the value of the primary total long-term incentive award to each named executive officer has been split approximately equally between stock-settled SARs and performance shares. This combination of grant types was chosen because it focuses attention on total shareholder return and on specific financial goals, both of which are essential to the Company’s long-term success.

•	SARs — SARs are granted to align the interests of the Company’s named executive officers and other employees with its shareholders. SARs are granted at a price equal to the average of the high and low prices of the Company’s common stock on the date of grant as approved by the Committee. Because total shareholder return is comprised of stock price appreciation and dividends, dividend equivalents are attached to SAR grants. While paying dividend equivalents is not a common practice competitively, rewarding both components of shareholder return better aligns management and shareholder interests. Dividend equivalents accrue until vesting and are paid in cash thereafter until the SAR is exercised or expires. Because the value of dividend equivalents is fully factored into the determination of grant size, recipients receive no additional compensation; awards are correspondingly smaller than they would be if dividend equivalents were not attached because the value of each share is higher.

SAR grants to named executive officers are made at the same time as they are made to other employees. The Company has no program, plan or practice to time SAR grants to named executive officers or any other employee in coordination with the release of material non-public information.

The 2008 SAR grants vest ratably over a three-year period.

•	Performance Shares — The purpose of performance shares is to focus attention on and to reward the achievement of the Company’s long-term financial and strategic objectives. Performance share awards operate similarly to annual incentive awards in many respects. The primary differences are the length of the performance period, the link to the Company’s stock price, and the form of payment. In the case of performance shares, the Committee establishes the goals for which the performance shares may be earned at the beginning of a multi-year rather than annual performance period. The length of the performance period is typically three years. A percentage ranging from 0% to 200% of the performance shares initially awarded is earned based on the extent to which the multi-year goals are achieved. The value of each earned performance share equals the price of one share of the Company’s common stock at the end of the performance period, with payment for earned performance shares made in the form of Company common stock rather than cash.

The Committee may make adjustments to the goals or to the computation of actual performance against those goals. Fewer adjustments are expected to be made with respect to factors affecting long-term incentives than annual incentives, but adjustments are occasionally necessary to reflect circumstances or events impossible to anticipate at the time the goals are set such as acquisitions or divestitures or changes in accounting or tax regulations; such adjustments may serve to increase or decrease the number of performance shares that would otherwise be earned. Accumulated dividend equivalents are paid on the number of performance shares earned at the end of the performance period.

2008 Long-Term Incentive Grants:  As noted above, 2008 long-term incentive grants to the Chief Executive Officer and the other named executive officers consisted of SARs and performance shares, weighted equally and within the median range of opportunities for their respective positions. The percentage of the initial performance share grant that will be earned by each named executive officer is based on performance from 2008 to 2010. Performance goals for this period were established on two equally weighted measures: consolidated average return on equity and consolidated cumulative investment volume. These measures reflect the Company’s objectives for sustained profitability and growth. Because the Company invests in long-lived assets, the quality of investment decisions is an important component in the Company’s long-term success. All investments are made pursuant to the Company’s investment policy. The numerical goals established on both performance measures, the definition of the measures, and the percentage of the initial grant of performance shares that is payable at the threshold, target and maximum levels of actual performance are shown in the Equity-Based Long-Term Incentives section of the Narrative Discussion Related to the Summary Compensation Table and the Grants of Plan-Based Awards Table.

2006 — 2008 Performance Share Payouts:  In 2008, the 2006 to 2008 performance share period concluded. Each target award was based 70 percent on a 3-year consolidated return on equity goal and 30 percent on a 3-year cumulative consolidated investment volume goal. The 3-year average consolidated return on equity for the period was 15.7% versus a goal of 13%, and 3-year cumulative consolidated investment volume was $2,424 million versus a goal of $2,400 million. Based on the results, performance share payouts were 165.7% of target incentive awards. These awards were made in accordance with the provisions of the plan as established at the beginning of the period and reflect a 3-year period of strong operating performance. For details regarding the 2006 to 2008 performance share payments to the named executive officers, please see the Option Exercises and Shares Vested Table.

Stock Retention Requirements

To underscore the importance of stock ownership, the Company has established stock retention requirements for named executive officers and other members of senior management. The requirements specify that 50% of the after-tax profit realized from Company equity awards be retained in shares of Company stock until the employee owns stock equal in value to a multiple of salary based on his or her position. The multiple is 5.0 times salary for the Chief Executive Officer and 2.5 times salary for other named executive officers.

As of February 1, 2009, named executive officers own stock equivalent to the following percentages of the multiples for their positions: Mr. Kenney — 42%; Mr. Earl — 57%; Mr. Lyons — 37%; Ms. Golden — 20%; and Mr. Porzenheim — 80%.

Retirement, Health and Welfare Benefits

The Company sponsors a standard array of retirement, health and welfare benefits. Retirement programs include both a 401(k) and defined benefit pension program as well as a supplemental plan intended solely to restore pension benefits limited by law to the level specified by formula in the qualified pension plan applicable to all salaried employees. The pension and 401(k) programs are intended to supplement employees’ personal retirement savings and social security benefits. Health and welfare benefits include medical, dental, vision, life and disability insurance. These programs provide protection against catastrophic loss and encourage health maintenance.

Named executive officers participate in the same programs and on the same basis as other salaried employees. No retirement, savings, medical, disability or other insurance program or arrangement exists which provides benefits to named executive officers in excess of those provided generally, with the amount of benefits under certain of those programs corresponding to the employee’s years of service and compensation level.

Perquisites

Consistent with the Company’s desire to minimize status-oriented compensation elements, the only perquisites provided to named executive officers are automobile and financial counseling allowances.

Change of Control Severance Agreements

Each named executive officer has entered into an Agreement of Employment Following a Change of Control which provides certain benefits should employment be terminated following a change of control (“COC”). This protection is provided for competitive reasons and to ensure the stability, continuity and impartiality of our executives in a COC situation. The level of protection provided is intended to be similar to that provided by similarly-sized organizations.

The Agreements are “double-trigger” agreements, meaning that benefits are payable only if a COC occurs and the executive’s employment is terminated or constructively terminated as a result. Key terms under the Agreements applicable in 2008 are summarized in the Narrative Discussion Regarding Potential Payments Upon Termination or COC. Several key terms were modified in 2008 to be effective in 2009. These modifications include: (1) the employment period under which the participant’s job is protected was reduced from three years to two years; (2) the pro-rata portion of the bonus paid in the year in which the COC occurs was changed from the highest bonus earned in the prior two years to the current annual target bonus; (3) the automatic renewal period was reduced from three years to two years; and (4) restrictive covenants were added, which include prohibitions on working for a competitor, soliciting customers and suppliers, and soliciting GATX employees for 12 months after termination of employment. In addition, all participants will be required to sign a waiver and release agreement prior to any payments being made. All modifications are also highlighted in the table. Treatment of all long-term incentive awards in the event of a COC is governed not by the Agreements but rather by the EICP and related grant agreements, which are applicable to all employees who receive long-term incentive awards.

Recoupment Policy

At its January 30, 2009, meeting, the Board of Directors adopted a recoupment policy, which provides that in the event of a material restatement of the Company’s financial results, the Board, or a Committee designated by the Board, will review the facts and circumstances that led to the requirement for the restatement and will take such actions as it deems necessary or appropriate. The Board will consider whether any executive officer received excess compensation due to the fact that the original financial statements were incorrectly presented. The Board also will consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such acts or omissions constituted misconduct.

The actions the Board may elect to take against a particular executive officer, depending on all the facts and circumstances as determined during their review, could include (i) the recoupment of all or part of any bonus or other compensation paid to the executive officer that was based upon the achievement of financial results that were subsequently restated, (ii) disciplinary actions, up to and including termination and/or (iii) the pursuit of other available remedies, including, but not limited to, cancelling stock-based awards.

For purposes of the recoupment policy, the term “executive officers” means executive officers according to the Securities Exchange Act of 1934, as amended.

Summary Compensation Table

								Change in
								Pension Value
								and
							Non-Equity	Non-Qualified
							Incentive	Deferred
					Stock	Option	Plan	Compensation	All Other
Name and		Salary	Bonus		Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)		($)(1)	($)(1)	($)(2)	($)(3)	($)(4)	($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)	(i)	(j)

Brian A. Kenney	2008	833,333	0		942,353	659,305	1,366,674	260,041	27,300	4,089,006
Chairman of the Board,	2007	750,000	0		914,289	500,948	944,250	176,196	27,540	3,313,223
President and Chief Executive Officer	2006	625,000	0		431,206	360,895	668,313	147,639	27,000	2,260,053

Robert C. Lyons	2008	365,000	0		261,974	128,231	359,160	52,955	22,500	1,189,860
Senior Vice President and	2007	310,833	0		257,530	104,423	204,519	43,457	22,350	943,112
Chief Financial Officer	2006	291,667	0		106,118	119,558	207,840	41,125	22,200	788,508

James F. Earl	2008	508,333	0		234,446	167,100	583,568	164,448	22,500	1,680,395
Executive Vice President	2007	475,000	0		262,821	132,269	383,668	95,230	22,350	1,371,338
and Chief Operating Officer	2006	371,212	0		191,197	120,735	232,262	124,654	22,315	1,062,375

Deborah A. Golden	2008	333,167	0		199,232	82,808	273,198	36,409	22,500	947,314
Senior Vice President,	2007	323,333	0		151,807	52,307	193,403	42,603	22,350	785,803
General Counsel and Secretary	2006	303,542	100,000	(5)	28,577	34,279	192,091	23,917	15,275	697,681

Clifford J. Porzenheim	2008	291,667	0		162,170	78,095	239,168	32,583	22,500	826,183
Senior Vice President, Strategic Growth

(1)	The amounts shown reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006, in accordance with Statement of Financial Accounting Standards No. 123(R), Share Based Payment for awards made pursuant to the 2004 Equity Incentive Compensation Plan and include amounts from awards granted during and prior to the years shown. Assumptions used to calculate these amounts are included in the Notes to the Company’s audited financial statements included in the Company’s Annual Reports on Form 10-K for fiscal years ended December 31, 2008, December 31, 2007, and December 31, 2006.

(2)	The amounts shown reflect the annual incentive awards earned under the Cash Incentive Compensation Plan by the named executive officers for the years shown.

(3)	The change in pension value reflects the increase in the present value of the accumulated pension benefit during the years shown. The present value of the accumulated pension benefit as of December 31, 2008, and the assumptions used in the calculation of that value are shown in the Pension Benefits Table. The December 31, 2007, and December 31, 2006, present values were determined using the same assumptions except that the interest rates used for discounting under Statement of Financial Accounting Standards No. 87, Employers’ Accounting for Pensions, were 6.40% for 2007 and 5.90% for 2006.

(4)	In 2008, the amounts shown reflect (i) matching contributions made to the Company’s Salaried Employees Retirement Savings Plan for each named executive officer ($6,900) and (ii) car allowances for each named executive officer. For all periods presented, this column excludes dividends on performance shares and restricted stock held by the named executive officers because such dividends are included in the grant date fair value amounts for stock awards as reported in columns (l) and (m) of the Grants of Plan-Based Awards Table.

(5)	Represents a sign-on bonus paid pursuant to Ms. Golden’s employment offer.

Grants of Plan-Based Awards

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise	Grant Date
		Estimated Possible Payouts						Number of	Number of	or Base	Fair Value
		Under Non-Equity Incentive			Estimated Future Payouts			Shares of	Securities	Price of	of Stock
		Plan Awards(1)			Under Equity Incentive Plan Awards(2)			Stock or	Underlying	Option	& Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)(3)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Brian A. Kenney	1/1/2008	583,333	833,333	1,416,666
	2/29/2008								66,400	36.395	804,436
	2/29/2008				7,250	29,000	58,000				1,043,420
Robert C. Lyons	1/1/2008	153,300	219,000	372,300
	2/29/2008								13,000	36.395	157,495
	2/29/2008				1,418	5,670	11,340				204,007
James F. Earl	1/1/2008	249,084	355,834	604,918
	2/29/2008								18,300	36.395	221,705
	2/29/2008				2,000	8,000	16,000				287,840
Deborah A. Golden	1/1/2008	116,609	166,584	283,193
	2/29/2008								8,400	36.395	101,766
	2/29/2008				918	3,670	7,340				132,047
Clifford J. Porzenheim	1/1/2008	102,084	145,834	247,918
	2/29/2008								8,400	36.395	101,766
	2/29/2008				918	3,670	7,340				132,047

(1)	The amounts shown reflect target, threshold and maximum annual incentive payouts for 2008 under the Cash Incentive Compensation Plan based on the achievement of consolidated net income goals. Threshold amounts represent 70% of target based on the financial goal threshold.

(2)	The amounts shown reflect the number of performance shares granted in 2008 under the 2004 Equity Incentive Compensation Plan. The percentage of the performance share grant that will be earned is based on the achievement of GATX consolidated average return on equity and three-year cumulative investment volume goals.

(3)	The amounts shown reflect the number of SARs granted in 2008 under the 2004 Equity Incentive Compensation Plan.

Narrative Discussion Related to the Summary Compensation Table and
Grants of Plan-Based Awards Table

Annual Incentive Awards

In 2008, named executive officers were eligible for annual incentive awards based solely on financial performance goals measured in terms of GATX consolidated net income. The target incentive awards were payable at $151.6 million, or 100% of budgeted consolidated net income. Threshold and maximum incentive awards (70% and 170% of target awards) were payable at 80% and 115% or more, respectively, of budgeted consolidated net income.

Based on individual targets and on actual consolidated net income as described in the Compensation Discussion and Analysis, incentive payouts for performance in 2008 were made under the Corporate Officer Incentive Plan in early 2009 and are shown in column (g) of the Summary Compensation Table. As a percentage of target incentive awards (shown in column (d) of the Grants of Plan-Based Awards Table), actual incentive payouts for all named executive officers were based upon a GATX consolidated net income achievement of 114% of budget resulting in a payout of 164% of target.

Equity-Based Long-Term Incentives

In 2008, equity-based long-term incentive awards consisted of stock-settled stock appreciation rights (SARs) and performance shares.

SARs have a seven year term and vest in three equal annual installments beginning on the first anniversary of the grant date. The grant price is based on the average of the high and low prices of GATX common stock on the date of grant. Dividend equivalents accrue on SAR grants and are paid upon vesting and each quarter thereafter until the SARs are exercised or expire. The SARs granted to the named executive officers on February 29, 2008, will vest in three equal annual installments on March 1 of 2009, 2010 and 2011.

The number of SARs awarded in 2008 and their grant date fair value are shown in columns (j) and (k), respectively, in the Grants of Plan-Based Awards Table. The portion of the 2008 SAR grant expensed during 2008 is shown in column (f) of the Summary Compensation Table; that column also includes portions of SAR grants made in previous years but expensed during 2008.

Performance shares are earned based on the extent to which pre-established goals on two independent performance measures, each of which is weighted at 50%, are achieved over a three-year performance period ending on December 31, 2010. The measures are Average Return on Equity or ROE (defined as the sum of consolidated net income divided by average equity excluding changes in accumulated other comprehensive income from equity for each year in the performance period divided by three) and Cumulative Investment Volume or CIV (defined as the sum of consolidated cumulative GAAP basis portfolio investments and capital additions as reported on the Company’s audited balance sheet for each year in the performance period). The number of performance shares earned at the end of the performance period ranges from 0% to 200% of the initial target grant. For the ROE component, the 2008 target grant is earned if average ROE is 13.5%. The threshold and maximum number of performance shares (25% and 200% of the target grant) are earned if ROE averages 11.5% and 17% or more, respectively. For the CIV component, the 2008 target grant is earned if CIV is $2.5 billion. The threshold and maximum numbers are earned if CIV is $1.86 billion and $3.0 billion or more, respectively. Dividend equivalents accrue throughout the performance period and are paid on the number of performance shares earned at the end of the performance period.

The number of performance shares granted in 2008 that may be earned at target, threshold and maximum levels is shown in columns (g), (f) and (h), respectively of the Grants of Plan-Based Awards Table. The value of the portion of the 2008 performance grant expensed during 2008 is shown in column (e) of the Summary Compensation Table, which also includes the value of portions of performance share grants made in previous years but expensed during 2008.

Outstanding Equity Awards at Fiscal Year-End

												Equity
										Equity		Incentive
										Incentive		Plan
										Plan		Awards:
										Awards:		Market
				Equity						Number		Or Payout
				Incentive						Of		Value Of
				Plan			Number			Unearned		Unearned
				Awards:			Of		Market	Shares,		Shares,
				Number			Shares		Value Of	Units		Units Or
	Number Of	Number Of		Of			Or Units		Shares	Or Other		Other
	Securities	Securities		Securities			Of Stock		Or Units	Rights		Rights
	Underlying	Underlying		Underlying			That		Of Stock	That		That
	Unexercised	Unexercised		Unexercised	Option		Have		That	Have		Have
	Options	Options		Unearned	Exercise	Option	Not		Have Not	Not		Not
	(#)	(#)		Options	Price	Expiration	Vested		Vested	Vested		Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)	(#)		($)(7)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(J)

Brian A. Kenney	0	66,400	(1)		36.3950	2/28/2015				29,000	(4)	898,130
	16,766	33,534	(2)		46.7500	3/8/2014				22,580	(5)	699,303
	23,325	7,775	(3)		38.6250	3/10/2013
	30,600				32.6450	3/25/2012
	16,400				24.3650	8/6/2011
	20,000				24.1700	7/26/2012
	20,000				31.7350	4/26/2012
	25,000				39.1450	7/27/2011
	1,590				45.0625	1/26/2011
	21,000				30.4688	3/10/2010
	2,278				28.6875	1/28/2010
	8,000				39.4688	7/23/2009
Robert C. Lyons	0	13,000	(1)		36.3950	2/28/2015				5,670	(4)	175,600
	2,766	5,534	(2)		46.7500	3/8/2014	4,260	(6)	131,932	3,730	(5)	115,518
	5,850	1,950	(3)		38.6250	3/10/2013
	7,700				32.6450	3/25/2012
	3,700				24.3650	8/6/2011
	4,000				24.1700	7/26/2012
	4,000				31.7350	4/26/2012
	3,500				39.1450	7/27/2011
	3,500				30.4688	3/10/2010
	750				39.4688	7/23/2009
James F. Earl	0	18,300	(1)		36.3950	2/28/2015				8,000	(4)	247,760
	3,966	7,934	(2)		46.7500	3/8/2014				5,330	(5)	165,070
	5,850	1,950	(3)		38.6250	3/10/2013
	8,100				32.6450	3/25/2012
	10,300				24.3650	8/6/2011
	17,500				21.8500	8/1/2013
	6,250				24.1700	7/26/2012
	6,250				31.7350	4/26/2012
	8,300				39.1450	7/27/2011
	2,500				45.0625	1/26/2011
	3,000				39.4688	7/23/2009
Deborah A. Golden	0	8,400	(1)		36.3950	2/28/2015				3,670	(4)	113,660
	1,966	3,934	(2)		46.7500	3/8/2014	4,260	(6)	131,932	2,670	(5)	82,690
	3,900	1,300	(3)		38.6250	3/10/2013
Clifford J. Porzenheim	0	8,400	(1)		36.3950	2/28/2015				3,670	(4)	113,660
	1,766	3,534	(2)		46.7500	3/8/2014				2,400	(5)	74,328
	3,000	1,000	(3)		38.6250	3/10/2013
	4,600				32.6450	3/25/2012
	5,100				24.3650	8/6/2011
	14,000				21.8500	8/1/2013
	4,500				31.7350	4/26/2012
	7,000				39.1450	7/27/2011
	3,497				45.0625	1/26/2011

(1)	Stock appreciation rights will vest in three equal annual installments on 3/1/2009, 3/1/2010 and 3/1/2011.

(2)	50% of the unexercisable stock appreciation rights will vest on 3/8/2009 and the remainder will vest on 3/8/2010.

(3)	100% of the unexercisable stock appreciation rights will vest on 3/10/2009.

(4)	The amounts shown reflect the number of target performance shares granted in 2008. A portion of this number (ranging from 0 to 200%) will be earned subject to the achievement of specified performance objectives and will vest on 12/31/2010.

(5)	The amounts shown reflect the number of target performance shares granted in 2007. A portion of this number (ranging from 0 to 200%) will be earned subject to the achievement of specified performance objectives and will vest on 12/31/2009.

(6)	The amount shown reflects the restricted stock grant made in 2007 that will vest on 3/8/2010.

(7)	Market value of restricted stock and performance shares is based on a 12/31/2008 closing price of $30.97.

Option Exercises and Stock Vested

			Stock Awards
	Option Awards		Number
	Number		Of
	Of	Value	Shares		Value
	Shares	Realized	Acquired		Realized
	Acquired On	On	On		On
	Exercise	Exercise	Vesting		Vesting
Name	(#)	($)	(#)		($)
(a)	(b)	(c)(1)	(d)(2)		(e)

Brian A. Kenney	6,000	20,557	24,903		628,427
Robert C. Lyons	750	4,103	6,230		157,214
James F. Earl	3,500	21,687	6,230		157,214
Deborah A. Golden	0	0	4,159		104,952
Clifford J. Porzenheim	0	0	8,198	(3)	275,702

(1)	The amounts in this column are calculated by multiplying the number of underlying stock options exercised by the difference between the fair market value of the common stock on the date of exercise and the option price.

(2)	Reflects the number and value of performance shares granted under the 2006-2008 Performance Plan as described in the Compensation Discussion and Analysis. Although the plan performance was determined after calendar year-end on January 29, 2009, the amounts are reported in the table above (and not in the Outstanding Equity Awards at Fiscal Year-End table) to reflect the actual value earned in 2008 for the 2006-2008 performance period.

(3)	Includes 5,000 shares of restricted stock granted to Mr. Porzenheim in 2005 that vested on October 1, 2008.

Pension Benefits

		Number of	Present
		years	value of	Payments
		credited	accumulated	during last
Name	Plan Name	service (#)	benefit($)	fiscal year($)
(a)	(b)	(c)	(d) (1) (2)	(e)

Brian A. Kenney	GATX Non-Contributory Pension Plan for Salaried Employees	13.2	147,223	0
	GATX Supplemental Retirement Plan	13.2	758,251	0

Robert C. Lyons	GATX Non-Contributory Pension Plan for Salaried Employees	12.3	102,363	0
	GATX Supplemental Retirement Plan	12.3	127,466	0

James F. Earl	GATX Non-Contributory Pension Plan for Salaried Employees	20.9	279,490	0
	GATX Supplemental Retirement Plan	20.9	716,130	0

Deborah A. Golden	GATX Non-Contributory Pension Plan for Salaried Employees	3.0	48,490	0
	GATX Supplemental Retirement Plan	3.0	54,439	0

Clifford J. Porzenheim	GATX Non-Contributory Pension Plan for Salaried Employees	12.3	106,691	0
	GATX Supplemental Retirement Plan	12.3	108,755	0

(1)	Includes amounts which the named individuals may not currently be entitled to receive because such amounts are not vested.

(2)	Named executive officers may also qualify for reduced early retirement benefits as described in the narrative below.

The present value of accumulated benefit is calculated as the amount payable at fully unreduced retirement age (age 65) using December 31, 2008, Statement of Financial Accounting Standards No. 87, Employers’ Accounting for Pensions (“FAS 87”) disclosure assumptions (6.90% interest rate, RP-2000 Combined Healthy Mortality Table projected to 2009 by scale AA). Lump sums are valued at age 65 using the IRS three-segment lump sum rates and are then discounted back from age 65 to December 31, 2008 at 6.90%.

Narrative Discussion Related to Pension Benefits Table

Named executive officers participate in the Company’s Non-Contributory Pension Plan for Salaried Employees (the “Pension Plan”) covering salaried employees of the Company and its domestic subsidiaries. Vesting requires five years of service. Subject to certain limitations imposed by law, pensions are based on years of service and average monthly compensation during: (i) the five consecutive calendar years of highest compensation during the last 15 calendar years preceding retirement or the date on which employment terminates or (ii) the 60 consecutive calendar months preceding retirement or the date on which employment terminates, whichever is greater. Benefits under the Pension Plan are not subject to any deduction for Social Security or other offset amounts.

Annual benefits in excess of certain limits imposed by the Employee Retirement Income Security Act of 1974 or the Internal Revenue Code on payments from the Pension Plan will be paid by the Company under its Supplemental Retirement Plan. The Supplemental Retirement Plan is designed to restore those benefits that would otherwise be limited by statutory regulations. Payments are made as a single lump sum amount representing the actuarially equivalent present value of the benefit payable at age 65. Payments made pursuant to the Supplemental Retirement Plan are funded from the general assets of the Company.

A summary of the key provisions of the Pension Plan is provided below:

•	Participation: Participation begins on January 1 or July 1 coincident with or next following completion of one year of service and attainment of age 21.

•	Normal Retirement Benefits: Normal retirement is at age 65 with 5 years of credited service. The Basic Formula is a Base Benefit equal to 1% of Average Monthly Compensation multiplied by years of Benefit Service plus an Excess Benefit equal to 0.65% of Average Monthly Compensation in excess of monthly Social Security Covered Compensation multiplied by years of Benefit Service (to a maximum of 35 years).

•	Early Retirement Benefits: Pension benefits can commence at any age in the form of an annuity with the accrued benefit actuarially reduced for commencement before age 65, or as a single lump sum payment representing the actuarially equivalent present value of the age 65 benefit. Pension benefits accrued prior to July 1, 2007, and payable in annuity form to employees who (a) are at least age 55 with 15 or more years of service, or (b) have at least 30 years of service and whose age plus service total 90 or more, are subject to a partial rather than full actuarial reduction for early commencement.

Compensation is defined as regular earnings during the calendar year, including overtime payments and covered bonuses, but excluding deferred and contingent compensation. For named executive officers, compensation includes salary and annual incentive awards paid under the CICP. Social Security Covered Compensation is the 35-year average of Social Security taxable wage bases in effect up to and including the year in which an individual attains Social Security Normal Retirement Age calculated in accordance with Revenue Ruling 89-70.

For unmarried participants, the normal form of payment is a life annuity. For married participants, the normal form of payment is a 50% joint and survivor annuity. Optional forms of payment include a single lump sum of the accrued pension’s actuarially equivalent present value, or a joint and survivor co-pensioner annuity. All forms of payment have the same actuarially equivalent value as the life annuity.

The present value of accumulated pension benefits for each named executive officer (including Ms. Golden who met the eligibility requirement of one year service in early 2007), is shown in column (d) of the Pension Benefits Table.

Narrative Discussion Regarding Potential Payments Upon Termination or Change of Control

Except for the Agreements of Employment Following a Change of Control (“COC Agreements”) described in the Compensation Discussion and Analysis, the Company has not entered into employment agreements with any of the named executive officers. They participate in the same plans and are subject to the same treatment as all other salaried employees in the event of termination due to voluntary resignation, discharge for cause, involuntary separation, death and disability, and retirement. This discussion therefore focuses solely on termination in the event of a change of control of the Company. The key provisions of the COC Agreements are described below, followed by a table that shows the amounts that the Company would pay or the benefits it would provide to each named executive officer in a change of control situation.

Key Provisions of COC Agreements:  Each named executive officer has entered into a COC Agreement that provides certain benefits should employment be terminated or constructively terminated following a change of control (“COC”). The COC Agreements were amended for 2009 to reduce the term and make various other changes. Key terms under the agreements applicable in 2008, and any changes thereto for 2009, include the following:

Executive Benefit	Description

Agreement Term and Amendment	•	Agreement effective for three year rolling term and renews automatically each year unless Company provides 60 day notice; reduced to a two year rolling term beginning in 2009
	•	Employment period is three years; reduced to two years beginning in 2009
	•	Unless a COC occurs, the Agreement has no effect and employment is at will
Payment Triggers	•	Involuntary termination without “cause” or voluntary termination for “good reason” within three years following a COC; reduced to two years beginning in 2009
	•	Failure of a successor to assume the Agreement
	•	Termination prior to but in contemplation of a COC
	•	Payments are not triggered in the event of death, disability, cause or voluntary termination for other than good reason
Severance Benefits	•	Three times base salary and target annual bonus (paid in lump sum)
	•	Three years of additional age and service credit for retirement purposes
	•	Three years of additional coverage in health and welfare plans (such coverage becomes secondary if re-employed); thereafter, coverage continues at executive’s cost until eligible for Medicare
	•	Outplacement at a maximum cost of 10% of salary
	•	Pro rata portion of annual bonus at least equal to the highest bonus earned in two years preceding the COC for the actual period served during the year of the COC prior to termination and payment of previously deferred compensation plus interest (“Accrued Obligations”). Beginning in 2009, bonus amount has been changed to be equal to the pro rata portion of the target bonus for the year in which the COC occurs for the actual period served during the year of the COC prior to termination.

Executive Benefit	Description

Excise Tax Gross Up	•	Provided unless value of severance benefits is within 110% of the level that would not trigger excise taxes; if so, the amount of severance benefits otherwise payable is reduced so that excise taxes are not imposed
Enforcement and Legal Fees	•	Payable by Company unless Court determines that such payment was unjust
Definition of Key Terms	•	COC:
	•	the acquisition of 20% or more of our outstanding shares or voting securities
	•	a turnover in a majority of our board members
	•	consummation of a reorganization, merger, consolidation, sale or disposition of substantially all assets unless shareholders immediately prior to the merger beneficially own more than 65% of outstanding shares or voting power of the resulting entity
	•	consummation of a reorganization, merger, consolidation, sale or disposition of substantially all assets of any subsidiary or 10-K business segment that is the primary employer of the executive
	•	shareholder approval of our liquidation or dissolution
	•	Cause: the willful illegal conduct, gross misconduct or continued failure of the executive to perform his or her duties after receipt of written notice and explanation of performance shortfalls
•	Good Reason:
1. a material diminution of the executive’s authority or duties
2. a reduction in pay or benefits; modified beginning in 2009 to be a material diminution in base compensation
3. beginning in 2009, a material diminution in the budget over which authority is retained
4. a requirement to relocate more than 35 miles or travel excessively; modified beginning in 2009 to be a material change in geographic location at which services must be performed

Amounts Payable Under the COC Agreements:  The table below reflects certain assumptions made in accordance with the SEC’s rules, namely that (a) the COC and termination of employment occurred on December 31, 2008, and (b) the value of a share of the Company’s common stock on that day was $30.97. It includes the lump sum payments associated with the benefits described above, as well as the value of all equity awards for which vesting is accelerated as provided under the EICP. The table excludes the following payments and benefits that are not enhanced by the termination of employment following a COC:

•	accrued vacation pay, health plan continuation and other similar amounts payable when employment terminates under programs applicable to the Company’s salaried employees generally;

•	stock options or SARs that have vested and are exercisable as shown in Column (b) of the Outstanding Equity Awards at Fiscal Year-End Table;

•	performance shares that have vested as shown in Column (e) of the Option Exercises and Stock Vested Table; and

•	the present value of pension benefits calculated in accordance with the assumptions applicable to all participants in the Pension Plan.

					Accelerated Vesting of
		Bonus			Equity Awards(3)
		(Accrued	SRP			Restricted	Performance
		Obligations)	Payment	Gross-up	Options/SARs	Stock	Shares		Total
Name	Severance($)	($)(1)	($)(2)	Payment($)	($)	($)	($)	Outplacement($)	Value($)

Brian A. Kenney	5,250,000	1,366,674	1,979,015	3,738,314	0	0	1,597,433	87,500	14,018,936
Robert C. Lyons	1,752,000	359,160	424,987	1,051,623	0	131,932	291,118	36,500	4,047,320
James F. Earl	2,677,500	583,567	1,361,813	1,838,368	0	0	412,830	52,500	6,926,579
Deborah A. Golden	1,570,500	273,198	225,089	800,006	0	131,932	196,350	34,900	3,231,975
Clifford J. Porzenheim	1,350,000	239,168	297,309	675,043	0	0	187,988	30,000	2,779,508

(1)	Represents the highest bonus earned for 2007 or 2008. For all named executive officers, the figure shown reflects the bonus earned for 2008.

(2)	Represents the present value of the incremental portion of non-qualified pension benefits calculated using the discount rate specified in the COC Agreements versus the pension plan, and the present value of pension benefits attributable to three additional years of age and service credit.

(3)	Under the 2004 Equity Incentive Compensation Plan, a change of control results in the accelerated vesting of all unvested stock option/SAR, restricted stock and performance share grants; performance against goals is assumed to be at target with respect to performance shares.

DIRECTOR COMPENSATION

					Change in
					Pension Value
	Fees				and
	Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)(1)	($)(2)(3)	($)(4)	($)	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

James M. Denny	76,000	75,000	0	0	0	0	151,000
Richard Fairbanks	79,000	75,000	0	0	0	0	154,000
Deborah M. Fretz	93,500	75,000	0	0	0	0	168,500
Marla C. Gottschalk(5)	4,167	6,250	0	0	0	0	10,417
Ernst A. Häberli	77,000	75,000	0	0	0	0	152,000
Mark G. McGrath	75,500	75,000	0	0	0	0	150,500
Michael E. Murphy	87,000	75,000	0	0	0	0	162,000
James B. Ream(5)	30,666	32,500	0	0	0	0	63,166
David S. Sutherland	72,500	75,000	0	0	0	0	147,500
Casey J. Sylla	83,000	75,000	0	0	0	0	158,000

(1)	Under the Directors’ Deferred Fee Plan, the following directors deferred a portion of their meeting fees and/or cash retainer into phantom stock units during 2008: Mr. Denny ($10,500), Mr. Fairbanks ($79,000), Ms. Fretz ($93,500), Ms. Gottschalk ($4,167), Mr. McGrath ($75,500), Mr. Ream ($4,333) and Mr. Sutherland ($72,500).

(2)	Each of Messrs. Denny, Fairbanks, Häberli, McGrath, Murphy, Sutherland, Sylla and Ms. Fretz received stock grants with grant date fair values of $17,083 on January 31 and $18,750 on April 30, July 31 and October 31. Ms. Gottschalk received a stock grant with a grant date fair value of $17,083 on January 31. Mr. Ream received stock grants with grant date fair values of $1,250 on July 31 and $18,750 on October 31. These awards were fully vested upon grant, and the amounts shown represent the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R).

(3)	The aggregate number of GATX phantom stock units held on December 31, 2008, was: Mr. Denny (25,062), Mr. Fairbanks (33,389), Ms. Fretz (22,204), Mr. Häberli (2,806), Mr. McGrath (12,007), Mr. Murphy (23,205), Mr. Ream (781), Mr. Sutherland (4,709) and Mr. Sylla (10,741).

(4)	The aggregate number of stock options held on December 31, 2008, was: Mr. Denny (5,000), Mr. Fairbanks (5,000), Ms. Fretz (5,000) and Mr. Murphy (5,000). Stock options were last granted to directors in 2002.

(5)	Ms. Gottschalk resigned from the Board effective January 31, 2008. Mr. Ream was appointed to the Board effective July 25, 2008.

Narrative Discussion Related to Director Compensation Table

During 2008, the Company’s director compensation program consisted of the following elements and amounts shown in the table below.

2008 Director Compensation

January 1 —
Compensation Element	December 31 ($)

Retainer (Annualized Amounts)
- Cash	50,000
- Phantom Stock	75,000
- Lead Director	30,000
- Audit Committee Chair	10,000
- Compensation and Governance Committee Chairs	5,000
Per Meeting Fees
- Board	1,500
- Audit Committee Chair	1,500
- Compensation and Governance Committee Chairs	1,500
- Committee Members (all committees)	1,500

Compensation reported in the Director Compensation Table reflects retainers and fees earned in 2008 based on actual meeting attendance. Each director’s phantom stock account is credited with additional units representing dividends declared on the Company’s common stock based on the date such dividend is paid. At the expiration of each director’s service on the Board, settlement of phantom stock units is made as soon as reasonably practical in shares of common stock equal in number to the number of units of phantom stock then credited to his or her account. Any fractional units are paid in cash.

The Company offers a Deferred Fee Plan in which non-employee directors may defer receipt of the cash portion of their annual retainer, meeting fees or both in the form of either cash or phantom stock units. If the deferral is in cash, the deferred amount accrues interest at a rate equal to the 20-year U.S. government bond rate. If the deferral is in units of phantom stock, the units are credited to an account for each participating director along with dividends and are settled, following expiration of the director’s service on the Board, in accordance with his or her election/distribution form on file. Seven directors participated in the Deferred Fee Plan in 2008.

The stock ownership target for non-employee directors is $250,000. New directors have five years following election to the Board to achieve this ownership target.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K.

James M. Denny (Chair)
Richard Fairbanks
Mark G. McGrath

PROPOSAL 2 — APPROVAL OF THE “PERFORMANCE-BASED” COMPENSATION PROVISIONS OF THE 2004 EQUITY INCENTIVE COMPENSATION PLAN TO COMPLY WITH THE REQUIREMENTS OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

Background

The GATX Corporation 2004 Equity Incentive Compensation Plan (as amended, the “Equity Plan”) was adopted by the Board of Directors and approved by the shareholders in 2004. Grants made under the Equity Plan are intended to qualify as performance-based compensation under the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and therefore, to the extent we pay compensation in excess of $1 million in any year to our Chief Executive Officer or other of our four most highly compensated officers (the “Covered Officers”), such compensation would be tax deductible to the Company. In order to qualify as performance-based compensation and not be subject to the deductibility limit under Section 162(m), such amounts must be payable only upon the attainment of performance targets established by a Compensation Committee consisting solely of outside directors, the material terms of which are approved by shareholders. If the Compensation Committee has the authority to change the performance targets, the “performance-based” compensation provisions must be re-approved by shareholders every five years.

There have been no material changes to the “performance-based” compensation provisions set forth in the Equity Plan; however, the Equity Plan has not been approved by the Company’s shareholders since the 2004 annual meeting. For this reason, the Company is asking the shareholders to approve the “performance-based” compensation provisions of the Equity Plan. We are not amending or altering the terms of the Equity Plan.

The Board of Directors recommends a vote FOR the approval of the “performance-based” compensation provisions of the Equity Plan. Approval of this proposal will allow the Company to continue to grant performance-based Full Value Awards to Covered Officers under the Equity Plan after the date of the 2009 Annual Meeting that will be eligible for exemption from the deductibility limit of Section 162(m). A Full Value Award is a grant of one or more shares of GATX common stock or a right to receive one or more shares of common stock in the future.

If this proposal is not approved, the Company will not be able to grant Full Value Awards after the date of the 2009 Annual Meeting that would satisfy the performance-based compensation exception to Section 162(m). As a result, any Full Value Awards granted after the 2009 Annual Meeting may not be deductible to the extent that a Covered Officer receives other non-performance based compensation, including such Full Value Awards, in excess of $1 million in any calendar year. Whether or not this proposal is approved does not impact the deductibility of Full Value Awards granted to the Covered Officers prior to the 2009 Annual Meeting.

The five-year re-approval requirement does not apply to stock options and stock appreciation rights, which can qualify as “performance-based” compensation under Section 162(m) if they meet certain requirements. We believe that the stock options and stock appreciation rights granted under the Equity Plan should meet the requirements of “performance-based” compensation and, accordingly, should not be subject to the deductibility limit of Section 162(m), whether or not the shareholders approve this proposal.

The material terms of the Equity Plan, including the “performance-based” compensation provisions applicable to Full Value Awards, are described below. This summary is qualified in its entirety by reference to the full text of the Equity Plan, a copy of which is attached as Exhibit B to this Proxy Statement and is incorporated herein by reference. Please refer to Exhibit B for more information.

Description of the Plan

The Equity Plan provides for awards (“Awards”) of Non-Qualified Stock Options (“Options”), Stock Appreciation Rights (“SARs”), and Full Value Awards. The aggregate number of shares of common stock that may be issued pursuant to all Awards under the Equity Plan may not exceed 3,000,000 shares together with any shares of common stock available under the 1995 Long Term Incentive Compensation Plan (the “1995 Plan”) or the 1985 Long Term Incentive Compensation Plan (the “1985 Plan” and, together with the 1995 Plan, the “Prior Plans”), and shares covered by awards outstanding under the Prior Plans on the date the Equity Plan was adopted but which are not subsequently issued or are forfeited pursuant to those awards. No shares of common stock remain available for grant under the Prior Plans, both of which have been terminated except as to prior awards remaining outstanding thereunder. As of February 28, 2009, 1,874,672 shares of common stock remain eligible for grant under the Equity Plan, plus 668,685 shares of common stock that were reserved for issuance pursuant to awards outstanding under the Prior Plans that could become available for issuance under the Equity Plan if those awards lapse.

The common stock delivered under the Equity Plan may be authorized and unissued stock or treasury shares or, at the discretion of the Compensation Committee, may be purchased on the open market or in private transactions. Any shares of common stock subject to a grant or Award which terminates by expiration, cancellation or otherwise without delivery of such shares or which result in the forfeiture of the shares shall again be available for future grants under the Equity Plan. Appropriate adjustment shall be made with respect to the number and kind of shares awarded or subject to being awarded and to the terms of any outstanding award in the event of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, spin-off or other change in the corporate structure or capitalization affecting the common stock. The closing price of the Company’s common stock on the New York Stock Exchange on March 4, 2009, was $16.90.

The Board of Directors may terminate and amend the Equity Plan except that (i) no amendment or termination may adversely affect the rights of any beneficiary or participant without their consent and (ii) the number of shares of common stock available for issuance under the Equity Plan may not increase nor may options be repriced without shareholder approval.

Awards under the Equity Plan may be made to such key employees of the Company or any subsidiary and non-employee directors as the Compensation Committee shall select. As of February 28, 2009, approximately 198 of the Company’s employees and directors were eligible to receive Awards under the Equity Plan.

Awards

Non-Qualified Stock Options and Stock Appreciation Rights.  The grant of an Option entitles the Participant to purchase shares of the Company’s common stock at an Exercise Price established by the Compensation Committee. Any Option granted shall be a non-qualified option that is not intended to be an “incentive stock option” as that term is described in Section 422(b) of the Code. A SAR entitles the Participant to receive, in cash or common stock, with a value equal to (or otherwise based on) the excess of: (a) the fair market value of a specified number of shares of common stock at the time of exercise; over (b) an exercise price established by the Compensation Committee. The “exercise price” of each Option and SAR shall be established by the Compensation Committee or shall be determined by a method established by the Compensation Committee at the time the Option or SAR is granted. The exercise price shall not be less than 100% of the fair market value of a share of common stock on the date of grant, although the Compensation Committee, in its discretion, may establish an exercise price of an Option or SAR that varies based on the stock price of a group of comparable companies or such other index as is selected by the Compensation Committee (resulting in an exercise price that may at times be less than the fair market value of a share of common stock on the date of grant), but a variable price shall not be used if the Compensation Committee intends that the Options or SARs be performance-based compensation, and the use of such variable pricing would preclude such treatment. For purposes of the Equity Plan, fair market value of the Company’s common stock is determined based on the average of the highest and lowest trading prices of the Company’s common stock on the New York Stock Exchange on the date the fair market value is determined, or if not traded on such date on the next preceding day on which the common stock was traded.

Except as described below, the full exercise price for shares of common stock purchased upon the exercise of any Option shall be paid at the time of such exercise in cash, by promissory note, or by tendering, by either actual delivery of shares of common stock or by attestation, shares of common stock acceptable to the Compensation Committee, and valued at fair market value as of the day of exercise, or in any combination thereof, as determined by the Compensation Committee. The Compensation Committee may permit a participant to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of common stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

Except as otherwise provided by the Compensation Committee, if an Option is in tandem with an SAR, the exercise price of both the Option and SAR shall be the same, and the exercise of the Option or SAR with respect to a share of common stock shall cancel the corresponding tandem SAR or Option right with respect to such share. If an SAR is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an SAR but is granted after the grant of the SAR, the later granted tandem Award shall have the same exercise price as the earlier granted Award, and the exercise price for the later granted Award may be less than the fair market value of the shares of common stock at the time of such grant.

Full Value Awards.  A Full Value Award is a grant of one or more shares of common stock or a right to receive one or more shares of common stock in the future. The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Compensation Committee. Awards may be denominated in common stock, but could be settled in shares of common stock, cash, or a combination, as determined by the Compensation Committee. The Compensation Committee may designate a Full Value Award granted to a participant as “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Award so designated shall be conditioned on the achievement of a level of the Company’s Total Gross Income Less Total Ownership Costs (as defined in the Equity Plan) established by the Compensation Committee in accordance with the requirements of Section 162(m) of the Code.

Administration

The Equity Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee will select from time to time key employees of the Company and its subsidiaries and non-employee directors of the Board to receive Awards (which could include the executive officers named and included in the Summary Compensation Table) and the amounts, type and terms of such Awards, and is authorized to interpret the Equity Plan, to establish rules and regulations thereunder, and to make all other determination necessary or advisable for administration of the Equity Plan. The Compensation Committee may allocate all or any portion of its responsibilities or powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

Limits on Awards

No more than 500,000 shares of common stock may be covered by Options and SARs granted to any single participant in any calendar year, and no more than 300,000 shares of common stock may be covered by Full Value Awards that are intended to be performance-based compensation granted to any participant in any calendar year. An Award may provide the participant with the right to receive dividend or dividend equivalent payments with respect to the shares of common stock covered by the Award, subject to such conditions or restrictions as the Compensation Committee may determine.

Vesting and Exercise Period

An Award may be exercisable in accordance with such terms and conditions as may be established by the Compensation Committee. In no event, however, shall an Option or SAR expire later than ten years after the date of its grant.

Change in Control

The effect of the occurrence of a Change in Control on an Award shall be determined by the Compensation Committee, in its discretion, except as otherwise provided in the Equity Plan or the award agreement reflecting the applicable Award. The term “Change in Control” has the same meaning as under the agreements described in the section entitled “Change of Control Agreements.”

The Board of Directors does not consider the change in control provisions of the Equity Plan to have any significant deterrent effect on a potential change in control of the Company; however, if a change in control occurs, such provisions may result in an acceleration of the dates on which the Company will incur certain costs and participants will receive certain benefits under the Equity Plan and in this respect may be considered to have an anti-takeover effect.

Federal Income Tax Effects

The Federal income tax consequences of the Equity Plan under current law are summarized in the following discussionof the general tax principles applicable to the various Awards under the Equity Plan. This discussion is intended for general information only. In addition, the tax consequences described below may be subject to the limitations of Section 162(m) under the Code, as discussed above. Alternative minimum tax and other Federal taxes and foreign, state and local income taxes are not discussed and may vary depending on individual circumstances and from locality to locality. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the Awards granted to them.

Non-Qualified Stock Options.  The grant of an Option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares of common stock acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

The exercise of an Option through the delivery of previously acquired stock will generally be treated as a non-taxable, like-kind exchange as to the number of shares of common stock surrendered and the identical number of shares of common stock received under the option. That number of shares of common stock will take the same basis and, for capital gains purposes, the same holding period as the shares that are given up. The value of the shares of common stock received upon such an exchange that are in excess of the number given up will be includible as ordinary income to the participant at the time of the exercise. The excess shares of common stock will have a new holding period for capital gain purposes and a basis equal to the value of such shares determined at the time of exercise.

Stock Appreciation Rights.  The grant of an SAR will not result in taxable income to the participant. Upon exercise of an SAR, the amount of cash or the fair market value of shares of common stock received will be taxable to the participant as ordinary income, and a corresponding deduction will be allowed to the Company. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Full Value Awards.  A participant who has been granted a Full Value Award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, if the grant is subject to a substantial risk of forfeiture. Upon the vesting of shares of common stock subject to an award, the holder generally will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company generally will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period will also be compensation income to the participant and generally deductible as such by the Company.

Change in Control.  Any acceleration of the vesting or payment of awards under the Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the participant to a 20% excise tax and which may not be deductible by the Company.

Required Vote

At the Annual Meeting, shareholders will be asked to approve the “performance-based” compensation provisions of the Equity Plan. This proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting by holders of the Company’s common and preferred stock, present in person or represented by proxy, voting together as a single class. Abstentions and broker non-votes will be counted toward the tabulation of votes cast on the approval of this proposal and will have the same effect as votes against the proposal.

Plan Benefits

The number of Awards that an employee or non-employee director may receive under the Equity Plan is in the discretion of the Compensation Committee and therefore cannot be determined in advance. The Committee has not made any determination to grant any Awards to any persons under the Equity Plan as of the date of this proxy statement. For sake of example, the following table provides the aggregate number of shares of common stock subject to Awards granted during 2008 under the Equity Plan.

Grants Under Equity Plan in 2008

	Number of Shares	Number of Shares
	Underlying	Subject to Full
	Options/SARs	Value Awards
Group	Granted	Granted

Brian A. Kenney	66,400	29,000
Robert C. Lyons	13,000	5,670
James F. Earl	18,300	8,000
Deborah A. Golden	8,400	3,670
Clifford J. Porzenheim	8,400	3,670
Executive Group	142,500	62,180
Non-Executive Director Group	0	25,763
Non-Executive Officer Employee Group	166,200	72,730

Equity Compensation Plans

The following table provides certain information as of December 31, 2008, about common stock that may be issued under our existing equity compensation plans:

Equity Compensation Plan Information

Number of Securities Remaining
	Number of Securities to be		Weighted-Average		Available for Future Issuance
	Issued upon Exercise of		Exercise Price of		under Equity Compensation Plans
	Outstanding Options,		Outstanding Options,		(Excluding Securities
	Warrants and Rights		Warrants, and Rights		Reflected in Column (a))
Plan category	(a)		(b)		(c)

Equity compensation plans approved by security holders	1,878,234	(1)	$35.28	(2)	1,880,539
Equity compensation plans not approved by security holders	—				—
Total	1,878,234				1,880,539

(1)	Consists of 1,651,258 stock options outstanding, 88,103 performance shares and 138,873 Directors’ phantom stock units.

(2)	The weighted-average exercise price does not include outstanding performance shares, restricted stock or phantom stock units.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Ernst & Young LLP (“Ernst & Young”) to audit the Company’s 2009 financial statements. Ernst & Young also served in this capacity in 2008. Although SEC rules and NYSE corporate governance listing standards require that the Audit Committee be directly responsible for selecting and retaining the independent registered public accounting firm, the Company is providing shareholders with the opportunity to express their views on this issue. Although this vote cannot be binding, if the shareholders do not approve the appointment, the Audit Committee will take the vote into account in making future appointments.

The Board of Directors recommends a vote FOR this proposal.

Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions by shareholders.

Audit Fees

The aggregate fees for professional services rendered by Ernst & Young in connection with (i) the audit of the annual financial statements set forth in the Company’s (and a subsidiary’s) Annual Reports on Form 10-K, (ii) the review of the interim financial statements in the Company’s (and a subsidiary’s) Quarterly Reports on Form 10-Q, (iii) comfort letters, consents and other services related to SEC filings and (iv) related audit services provided to other subsidiaries of the Company were approximately $2,511,400 for 2007 and $2,556,350 for 2008. Audit fees also include the audit of the effectiveness of the Company’s internal control over financial reporting as required by SEC rules adopted under Section 404 of the Sarbanes-Oxley Act of 2002.

Audit Related Fees

The aggregate fees for assurance and related services that were related to the performance of the audit or review of the Company’s financial statements were $116,100 for 2007 and $129,000 for 2008. The nature of the services performed for these fees included, among other things, employee benefit plan audits.

Tax Fees

The aggregate fees billed for professional services rendered for federal, state and international tax compliance, advice, and planning were $118,499 for 2007 and $50,617 for 2008.

All Other Fees

Other professional services rendered by Ernst & Young were $11,500 for 2007 and $10,570 for 2008 primarily related to access and use of Ernst & Young’s online accounting research tool.

Pre-Approval Policy

It is the policy of the Audit Committee to pre-approve all audit and non-audit services provided to the Company by the independent registered public accounting firm prior to the engagement of the firm for such services. The Audit Committee reviews the annual audit plan submitted by the independent registered public accounting firm and annually considers all audit services for pre-approval. Each quarter, the Company and the independent registered public accounting firm jointly provide the Audit Committee a description of the audit-related, tax and other non-audit services which have been provided in the then current fiscal quarter pursuant to the authority previously granted. An estimate of such services expected to be provided in the immediately following quarter is presented for pre-approval, together with a joint statement as to whether, in the view of the Company and the independent registered public accounting firm, the request is consistent with the SEC’s rules on auditor independence. Any proposed changes to the estimate of services reviewed as part of the annual audit plan are discussed with the Audit Committee at that time. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

The responsibilities of the Audit Committee of the Board of Directors are set forth in its Charter (the “Audit Committee Charter”). Such responsibilities include providing oversight of the Company’s financial accounting and reporting process through periodic meetings with the Company’s management, independent registered public accounting firm and internal auditors to review accounting, auditing, internal controls and financial reporting matters as set forth in the Audit Committee Charter. A current copy of the Audit Committee Charter is available under Corporate Governance in the Investor Relations section on the Company’s website at www.gatx.com.

The Audit Committee has the ultimate authority to select the Company’s independent registered public accounting firm, evaluate its performance, approve all audit and non-audit work and approve all fees associated therewith. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal control. In the discharge of its functions, the Audit Committee relies on the Company’s management, including senior financial management, the Company’s internal audit staff and the Company’s independent registered public accounting firm.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles; that work is the responsibility of the Company’s management and its independent registered public accounting firm. In making its recommendation to the Board of Directors noted below, the Audit Committee has relied on management to prepare the financial statements with integrity and objectivity and in conformance with generally accepted accounting principles and the report of the Company’s independent registered public accounting firm with respect to such financial statements.

The Audit Committee consists of the following members of the Company’s Board of Directors: Michael E. Murphy (Chair), Ernst A. Häberli, James B. Ream, David S. Sutherland and Casey J. Sylla, each of whom is an “independent director” under the NYSE Listing Standards applicable to Audit Committee members. The Board of Directors has determined that each member of the Audit Committee is financially literate and has accounting and related financial management expertise. In addition, the Board of Directors has determined that Messrs. Murphy, Häberli, Ream and Sylla meet the Securities and Exchange Commission’s criteria of an audit committee financial expert.

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

The Audit Committee has discussed with Ernst & Young, the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee has received the written disclosures and letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young its independence.

Based on the review and discussions noted above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in GATX’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Michael E. Murphy (Chair)
Ernst A. Häberli
James B. Ream
David S. Sutherland
Casey J. Sylla

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the security ownership of each class of equity securities of the Company owned by each of the directors and named executive officers and by directors and executive officers as a group:

Shares of Common Stock
Beneficially Owned As
Of February 27,
Name Of Beneficial Owner	2009 (1)(2)

Anne L. Arvia	9
James M. Denny	33,846
James F. Earl	112,884
Richard Fairbanks	52,396
Deborah M. Fretz	29,888
Deborah A. Golden	19,155
Ernst A. Häberli	3,605
Brian A. Kenney	306,570
Robert C. Lyons	58,530
Mark G. McGrath	13,712
Michael E. Murphy	31,869
Clifford J. Porzenheim	70,708
James B. Ream	1,665
David S. Sutherland	11,288
Casey J. Sylla	11,610
All Directors and Executive Officers as a group	879,945

(1)	Includes (i) units of phantom common stock credited to the accounts of individuals and payable in shares of common stock following retirement from the Board as follows: Ms. Arvia (9); Mr. Denny (26,212); Mr. Fairbanks (35,396); Ms. Fretz (24,184); Mr. Häberli (3,605); Mr. McGrath (13,712); Mr. Murphy (24,183); Mr. Ream (1,665); Mr. Sutherland (6,288); Mr. Sylla (11,610) and directors as a group (146,865); (ii) shares which may be obtained by exercise of previously granted options within 60 days of February 27, 2009, by Mr. Denny (5,000); Mr. Earl (84,033); Mr. Fairbanks (5,000); Ms. Fretz (5,000); Ms. Golden (11,933); Mr. Kenney (231,634); Mr. Lyons (44,816); Mr. Murphy (5,000); Mr. Porzenheim (49,030) and directors and executive officers as a group (521,406); and (iii) shares of restricted common stock held by Mr. Lyons (4,260); Ms. Golden (4,260); and all directors and executive officers as a group (10,452).

(2)	Each person has sole investment and voting power (or shares such powers with his or her spouse), except with respect to units of phantom common stock, restricted common stock and option grants. None of the directors and named executive officers owned 1% of the Company’s outstanding shares of common stock. Directors and executive officers as a group beneficially owned approximately 1.8% of the Company’s outstanding shares of common stock. No director or executive officer owns any shares of Preferred Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed. Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 2008 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were satisfied.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The entities listed below are the only persons known to the Company to beneficially own more than 5% of the Company’s common stock. To the Company’s knowledge, except as indicated in the footnotes to this table, the entities named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Percentage of beneficial ownership is based on 48,787,991 shares outstanding as of February 27, 2009.

		Percent of
	Shares	Common
Name And Address of Beneficial Owner	Beneficially Owned	Stock

State Farm Mutual Automobile Insurance Company(1)	5,890,600	12.07
One State Farm Plaza Bloomington, Illinois 61710
GAMCO Investors, Inc.(2)	3,994,965	8.20
One Corporate Center Rye, New York 10580
Lord, Abbett & Co. LLC(3)	2,466,102	5.05
90 Hudson Street Jersey City, New Jersey 07302
Barclays Global Investors, N.A.(4)	2,461,045	5.04
400 Howard Street San Francisco, California 94105

(1)	Based on a Schedule 13G amendment filed with the SEC on February 10, 2009. Consists of (i) 3,336,000 shares held by State Farm Mutual Automobile Insurance Company, (ii) 882,800 shares held by State Farm Fire and Casualty Company, (iii) 1,608,000 shares held by State Farm Insurance Companies Employee Retirement Trust and (iv) 63,800 shares held by State Farm Insurance Companies Savings and Thrift Plan for U.S. Employees. Each of the foregoing entities expressly disclaims beneficial ownership as to all shares as to which such person has no right to receive the proceeds of sale of the security and disclaims that it is part of a “group” under the regulations of the SEC with regard to the beneficial ownership of these shares of common stock.

(2)	Based on a Schedule 13F filed with the SEC on February 13, 2009. Consists of (i) 2,837,965 shares held by GAMCO Asset Management Inc. and (ii) 1,157,000 held by Gabelli Funds, LLC. Includes 27,500 shares of common stock issuable upon conversion of 5,500 shares of GATX Corporation $2.50 Cumulative Convertible Preferred Stock. GAMCO Investors, Inc. (“GAMCO”) and certain of its affiliated entities have sole voting and dispositive power with respect to the reported shares, except that they have shared voting power with respect to 1,800 of the reported shares and no voting power with respect to 110,432 of the reported shares. GAMCO and certain of its affiliated entities may be deemed to constitute a “group” under the regulations of the SEC with regard to beneficial ownership of these shares of common stock, however, GAMCO and each of these affiliated entities disclaim that they are part of a group.

(3)	Based on a Schedule 13G amendment filed with the SEC on February 13, 2009. The securities reported as being beneficially owned by Lord, Abbett & Co. LLC are held on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act of 1940, as amended, employee benefit plans, pension funds or other institutional clients.

(4)	Based on a Schedule 13G filed with the SEC on February 5, 2009. Consists of (i) 991,269 shares held by Barclays Global Investors, N.A., (ii) 1,433,624 shares held by Barclays Global Fund Advisors, (iii) 34,610 shares held by Barclays Global Investors, Ltd. and (iv) 1,542 shares held by Barclays Global Investors Canada Limited. The shares reported are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

SHAREHOLDER PROPOSALS OR NOMINATIONS FOR 2010 ANNUAL MEETING

Any shareholder proposal intended for inclusion in the Company’s proxy material in connection with the Company’s 2010 Annual Meeting must be received by the Company no later than November 13, 2009, and otherwise comply with the requirements of SEC Rule 14a-8 under the Exchange Act. Any shareholder who intends to nominate any person for election as a director or present a proposal at the Company’s 2010 Annual Meeting without inclusion in the Company’s proxy material must send to the Company a notice of such nomination or proposal so that it is received no earlier than December 25, 2009, and no later than January 24, 2010. The notice must contain, and be accompanied by, certain information as specified in the Company’s By-Laws. The Company recommends that any shareholder wishing to nominate a director at, or bring any other item before, an annual meeting of shareholders review a copy of the Company’s By-Laws, which are available under Corporate Governance in the Investor Relations section of the Company’s website at www.gatx.com.

OTHER INFORMATION

The Board of Directors does not know of any matters to be presented at the meeting other than those mentioned above. If any other matters do come before the meeting, the holders of the proxy will exercise their discretion in voting thereon.

By order of the Board of Directors

Senior Vice President, General Counsel and
Secretary

EXHIBIT A

GATX CORPORATION

DIRECTOR INDEPENDENCE STANDARD

A director of the Company will not be considered “independent” if:

•	The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive of the Company.

•	The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service).

•	(A) The director is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) the director has an immediate family member who is a current partner of such firm; (C) the director has an immediate family member who is a current employee of such firm and who works on the Company’s audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such firm and personally worked on the Company’s audit within that time.

•	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

•	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

•	The director is a partner of a firm providing tax, accounting, legal or other consulting services to the Company which received payment from the Company for such services, in any of the last three fiscal years, in excess of $250,000.

•	The director is an executive officer or employee, or an immediate family member is an executive officer, of another company that does business with the Company and the sales by that company to the Company or purchases by that company from the Company, in any single fiscal year during the evaluation period, are more than the greater of one percent of the annual revenues of that company or $1 million.

•	The director is an executive officer or employee, or an immediate family member is an executive officer, of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other at the end of the last completed fiscal year is more than one percent of the other company’s total consolidated assets.

•	The director serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization exceeded one percent of that organization’s total annual charitable receipts during its last completed fiscal year.

In addition, the Board will review all relevant facts and circumstances as to any other relationship which may exist between the Company and any director.

A-1

EXHIBIT B

GATX CORPORATION

2004 EQUITY INCENTIVE COMPENSATION PLAN
(as amended and restated as of December 6, 2007)

SECTION 1

GENERAL

1.1.  Purpose.  The purpose of the GATX Corporation 2004 Equity Incentive Compensation Plan (the “Plan”) is to promote the long term financial interest of GATX Corporation (the “Company”) by (i) attracting and retaining key employees and non-employee directors possessing outstanding ability; (ii) further motivating such individuals by means of growth-related incentives to achieve long-range goals; (iii) providing incentive compensation opportunities, in the form of Non-Qualified Options, Stock Appreciation Rights, and Full Value Awards (each as described below) which are competitive with those of other major corporations; and (iv) furthering the identity of interests of Participants with those of the Company’s stockholders through opportunities for increased stock ownership.

1.2.  Participation.  The Committee shall determine and designate, from time to time, from among the key employees of the Company or a Subsidiary and non-employee directors of the Board, those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.

1.3.  Definitions.  Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 8).

SECTION 2

OPTIONS AND SARS

2.1.  Definitions.

(a) The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Section 2 shall be a non-qualified option (an “NQO”). An “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in section 422(b) of the Code.

(b) A stock appreciation right (an “SAR”) entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

2.2.  Exercise Price.  The “Exercise Price” of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted. The Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

2.3.  Exercise.  An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall an Option or SAR expire later than ten years after the date of its grant.

2.4.  Payment of Option Exercise Price.  The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a) Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise.

(b) Subject to applicable law, the Exercise Price shall be paid in cash, by promissory note, or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5.  Settlement of Award.  Settlement of Options and SARs is subject to subsection 4.6.

2.6.  No Repricing.  Except for either adjustments pursuant to paragraph 4.2(f), or reductions of the Exercise Price approved by the Company’s stockholders, the Exercise Price for any outstanding Option may not be decreased nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option with a lower exercise price.

2.7.  Grants of Options and SARs.  An Option may but need not be in tandem with an SAR, and an SAR may but need not be in tandem with an Option. Except as otherwise provided by the Committee, if an Option is in tandem with an SAR, the exercise price of both the Option and SAR shall be the same, and the exercise of the Option or SAR with respect to a share of Stock shall cancel the corresponding tandem SAR or Option right with respect to such share. If an SAR is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an SAR but is granted after the grant of the SAR, the later granted tandem Award shall have the same exercise price as the earlier granted Award, but the exercise price for the later granted Award may be less than the Fair Market Value of the Stock at the time of such grant.

2.8.  Limitations for 409A.  Options and SARs are subject to the following, notwithstanding any provisions of the Award Agreements to the contrary:

(a) Options and SARs are amended to eliminate the Participant’s right to receive, upon exercise of the Option or SAR with respect to a share of Stock, an amount (including Stock having a Fair Market Value at the time of exercise) greater than the excess of (i) the Fair Market Value of a share of Stock at the time of exercise over (ii) the exercise price with respect to a share covered by the Award (with the application of this provision to include, without limitation, the elimination of the right to receive such greater amount following a Change in Control), provided that this sentence shall not be construed to permit distribution of cash rather than stock upon the exercise of an option or SAR.

(b) SARs are amended to provide that in determining the value to be delivered upon the exercise of an SAR (including, without limitation, an SAR granted in connection with an Option), and the number of shares to be delivered upon the exercise of a stock-settled SAR, and to the extent that the Award does not specify the manner of determining fair market value on the date of exercise, such fair market value shall be determined in a manner that is consistent with the definition of “Fair Market Value” set forth in the Plan.

SECTION 3

FULL VALUE AWARDS

3.1.  Full Value Awards.  A “Full Value” Award is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future, with such grant subject to one or more of the following, as determined by the Committee:

(a) The grant shall be made in consideration of a Participant’s previously performed services or surrender of other compensation that may be due.

(b) The grant shall be contingent on the achievement of performance objectives during a specified period.

(c) The grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives.

The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.

3.2.  Performance-Based Compensation.  The Committee may designate a Full Value Award granted to a Participant as “performance-based compensation” as that term is used in section 162(m) of the Code. Any such Award so designated shall be conditioned on the achievement of a level of the Company’s Total Gross Income Less Total Ownership Costs (as defined in Section 8) established by the Committee in accordance with the requirements of section 162(m) of the Code.

SECTION 4

OPERATION AND ADMINISTRATION

4.1.  Effective Date.  Subject to the approval of the stockholders of the Company at the Company’s 2004 annual meeting of its stockholders, the Plan shall be effective as of January 1, 2004 (the “Effective Date”); provided, however, that Awards may be granted contingent on approval of the Plan by the stockholders of the Company at such annual meeting. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date.

4.2.  Shares Subject to Plan.  The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a) The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or, to the extent permitted by applicable law, acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b) Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of paragraphs (i) and (ii) below:

(i) 3,000,000 shares of Stock;

(ii) Any shares of Stock available for additional awards under the 1995 Long Term Incentive Compensation Plan or the 1985 Long Term Incentive Compensation Plan of the Company (the “Prior Plans”) as of the date on which shareholders approve the Plan; and any shares of Stock that are represented by awards granted under the Prior Plans which are forfeited, expire or are canceled without delivery of shares of Stock or which result in the forfeiture of the shares of Stock back to the Company after the date on which shareholders approve the Plan and which would not have been counted against the reserve against such Prior Plans.

(c) To the extent provided by the Committee, any Award may be settled in cash rather than Stock.

(d) Only shares of Stock, if any, actually delivered to the Participant or beneficiary on an unrestricted basis with respect to an Award shall be treated as delivered for purposes of the determination under paragraph (b) above, regardless of whether the Award is denominated in Stock or cash. Consistent with the foregoing:

(i) To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered on an unrestricted basis (including, without limitation, by reason of the Award being settled in cash or used to satisfy the applicable tax withholding obligation), such shares shall not be deemed to have been delivered for purposes of the determination under paragraph (b) above.

(ii) If the exercise price of any Option or the tax withholding obligation with respect to any Award is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the number of shares of Stock available for delivery under the Plan.

(e) Subject to paragraph 4.2(f), the following additional maximums are imposed under the Plan.

(i) The maximum number of shares that may be covered by Awards granted to any one Participant during any one-calendar-year period pursuant to Section 2 (relating to Options and SARs) shall be 500,000 shares. If an Option is granted in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this paragraph (i).

(ii) For Full Value Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), no more than 300,000 shares of Stock may be delivered pursuant to such Awards granted to any one Participant during any one-calendar-year period; provided that Awards described in this paragraph (ii), that are intended to be performance-based compensation, shall be subject to the following:

(A) If the Awards are denominated in Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Stock into cash.

(B) If delivery of Stock or cash is deferred until after shares of Stock have been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the shares are earned shall be disregarded.

(f) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (I) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, or (II) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option, the amount of such payment may be the excess of value of the Stock subject to the Option at the time of the transaction over the exercise price). However, in no event shall this paragraph (f) be construed to permit a modification (including a replacement) of an Option or SAR if such modification either: (i) would result in accelerated recognition of income or imposition of additional tax under Code section 409A; or (ii) would cause the Option or SAR subject to the modification (or cause a replacement Option or SAR) to be subject to Code section 409A, provided that the restriction of this clause (ii) shall not apply to any Option or SAR that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Code section 409A.

4.3.  General Restrictions.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange on which the shares of the Company are registered.

(b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

4.4.  Tax Withholding.  All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (i) through cash payment by the Participant; (ii) through the surrender of shares of Stock which the Participant already owns (provided, however, that to the extent shares described in this clause (ii) are used to satisfy more than the minimum statutory withholding obligation, as described below, then, except as otherwise provided by the Committee, payments made with shares of Stock in accordance with this clause (ii) above shall be limited to shares held by the Participant for not less than six months prior to the payment date); or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided, however, that such shares under this clause (iii) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

4.5.  Grant and Use of Awards and Dividends.  The grant and use of Awards, and a Participant’s right to receive dividend or dividend equivalent payments shall be subject to the following:

(a) In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary).

(b) The Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations. Notwithstanding the provisions of subsection 2.2, Options and SARs granted under the Plan in replacement for awards under plans and arrangements of the Company or a Subsidiary assumed in business combinations may provide for exercise prices that are less than the Fair Market Value of the Stock at the time of the replacement grants, if the Committee determines that such exercise price is appropriate to preserve the economic benefit of the award.

(c) An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee, subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

(d) This subsection 4.5 and subsection 4.6 shall be subject to the following:

(i) This subsection 4.5 shall not be construed to permit the grant of an Option or SAR if such action would cause the Option or SAR being granted or the option or stock appreciation right being replaced to be subject to Code section 409A, provided that this paragraph (i) shall not apply to any Option or SAR (or option or stock appreciation right granted under another plan) being replaced that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Code section 409A.

(ii) Except with respect to an Option or SAR that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Code section 409A, no Option or SAR shall condition the receipt of dividends with respect to an Option or SAR on the exercise of such Award, or otherwise provide for payment of such dividends in a manner that would cause the payment to be treated as an offset to or reduction of the exercise price of the Option or SAR pursuant Treas. Reg. § 1.409A-1(b)(5)(i)(E).

(iii) Neither this subsection 4.5 nor subsection 4.6 shall be construed to permit a modification of an Award, or to permit the payment of a dividend or dividend equivalent, if such actions would result in accelerated recognition of taxable income or imposition of additional tax under Code section 409A.

4.6.  Settlement of Awards.  The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, grant of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. Subject to such rules and procedures as it may establish, the Committee may permit or require the deferral of any Award payment, which may include payment or crediting of interest or dividend equivalents, and converting such credits into deferred Stock equivalents. Except for Options and SARs designated at the time of grant or otherwise as intended to be subject to Code section 409A, this subsection 4.6 shall not be construed to permit the deferred settlement of Options or SARs, if such settlement would result in deferral of compensation under Treas. Reg. § 1.409A-1(b)(5)(i)(A)(3) (except as permitted in paragraphs (i) and (ii) of that section).

4.7.  Transferability.  Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

4.8.  Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

4.9.  Agreement With Company.  An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in a written agreement (the “Award Agreement”) with terms determined by the Committee. A copy of such agreement shall be provided to the Participant, and the Committee may, but need not require that the Participant sign such agreement.

4.10.  Action by Company.  Any action required or permitted to be taken by the Company shall be by resolution of the Board, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange on which shares of the Company are registered) by a duly authorized officer of the Company.

4.11.  Gender and Number.  Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

4.12.  Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary or the right to continue to provide services to the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

4.13.  Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

SECTION 5

CHANGE IN CONTROL

The effect of the occurrence of a Change in Control on an Award shall be determined by the Committee, in its discretion, except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award. The term “Change in Control” shall mean the occurrence of a change in the beneficial ownership of the Company’s voting stock or a change in the composition of the Company’s Board of Directors if such change is described in any of paragraphs (a), (b), (c), (d) or (e) below:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company common stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 5.

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition (including, without limitation, a disposition occurring by merger, consolidation, sale, or other similar transactions of one or more subsidiaries of the Company) of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless, following such Business Combination (other than a Business Combination of the type referred to in the first parenthetical of this subsection (c) which results in the disposition of all or substantially all of the assets of the Company), (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company common stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company common stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(e) Consummation of a reorganization, merger or consolidation or sale or other disposition of any subsidiary or of all or substantially all of the assets of any subsidiary of the Company or a disposition (in a single transaction or series of integrated transactions) of all or substantially all of the assets of an operating segment of the Company as identified in the financial statements included in the Company’s most recent Annual Report on Form 10-K (each a “Business Segment”) that is, in either case, the primary employer of the Executive or to which the Executive’s responsibilities primarily relate immediately prior thereto, and which does not constitute a Business Combination as defined in Section 1(c), unless immediately thereafter the Company, either directly or indirectly, owns (i) at least 50% of the voting stock of any such subsidiary disposed of or, (ii) in the case of the disposition of all or substantially all of the assets of a subsidiary or Business Segment, at least 50% of both the voting power over and the equity in any entity holding title to such assets.

The terms used in this Section 5 and not defined elsewhere in the Plan shall have the same meaning as such terms have in the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted thereunder.

SECTION 6

COMMITTEE

6.1.  Administration.  The authority to control and manage the operation and administration of the Plan shall be vested in the Compensation Committee of the Board (the “Committee”) in accordance with this Section 6, Section 303A.05 of the NYSE Listed Company Manual and section 162(m) of the Code. The Committee shall consist solely of three or more members of the Board who are not employees of the Company or any Subsidiary. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

6.2.  Powers of Committee.  The Committee’s administration of the Plan shall be subject to the following:

(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the key employees of the Company or a Subsidiary, and non-employee directors of the Board, those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 7) to cancel or suspend Awards.

(b) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

6.3.  Delegation by Committee.  The Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

6.4.  Information to be Furnished to Committee.  The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 7

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, provided that (i) no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; (ii) the provisions of subsection 2.6 (relating to Option repricing) may not be amended, unless any such amendment is approved by the Company’s stockholders; and (iii) adjustments pursuant to paragraph 4.2(f) shall not be subject to the foregoing limitations of this Section 7. No amendment or termination shall be adopted or effective if it would result in accelerated recognition of income or imposition of additional tax under Code section 409A or, except as otherwise provided in the amendment, would cause amounts that were not otherwise subject to Code section 409A to become subject to section 409A.

SECTION 8

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a) Award.  The term “Award” means any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs and Full Value Awards.

(b) Board.  The term “Board” means the Board of Directors of the Company.

(c) Code.  The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(d) Fair Market Value.  For purposes of the Plan, the term “Fair Market Value” of a share of Stock as of any date, shall mean the average of the highest and lowest prices at which a share of Stock is traded on the date as of which the determination is being made as quoted on the New York Stock Exchange Composite Transactions or other principal market quotation selected by the Committee or, if the Stock is not traded on that date, the average of the highest and lowest prices on the next preceding day on which such Stock was traded.

(e) Subsidiary.  The term “Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as that term is defined in Code section 424(f)) with respect to the Company, and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

(f) Stock.  The term “Stock” means shares of common stock of the Company.

(g) Total Gross Income Less Total Ownership Costs.  The term “Total Gross Income Less Total Ownership Costs” means the Company’s “Total Gross Income” less “Total Ownership Costs” as reported in the Company’s consolidated statement of income (or if such amounts are not reported in the Company’s statement of income, the line items in the Company’s statement of income determined by the Committee to correspond thereto).

Directions to the
2009 Annual Meeting of Shareholders
The Northern Trust Company, 50 S. LaSalle Street, Chicago, Illinois

The Annual Meeting will be held in the Assembly Room, Sixth Floor, of the Northern Trust Company which is located at 50 S. LaSalle Street, Chicago, Illinois.

From O’Hare Airport

(total distance approx. 17 miles)

Exit airport and follow signs to I-90 EAST toward Chicago. After approximately 16 miles, take Exit 51E for Monroe Street. Turn left onto Monroe Street. Continue EAST for approximately 0.7 miles.

From Midway Airport

(total distance approx. 11 miles)

Exit airport on W. Airport Dr. toward South Cicero Avenue/IL-50. Turn left onto South Cicero/IL-50. After approximately 2.2 miles, take I-55 NORTH toward Chicago.

After approximately 4.5 miles, take I-90 WEST/Dan Ryan Expressway/I-94 WEST (Exit 292A). Continue on I-90/I-94 WEST toward Wisconsin. Take Exit 51E for Monroe Street. Turn right onto Monroe Street. Continue EAST for approximately 0.7 miles.

The Northern Trust Company is located on the left-hand side of Monroe Street. Parking is available across the street on the right.

LAKE
KENNEDY EXPY
CANAL
WACKER
LA SALLE
MICHIGAN
COLUMBUS
MADISON
The Northern
Trust Company
MONROE
ADAMS
90/94
N
CONGRESS PKWY
290

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

Please mark your votes as indicated in this example	☒

	FOR	WITHHOLD	*EXCEPTIONS			FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS	ALL	FOR ALL
Nominees:
01 Anne L. Arvia 02 Richard Fairbanks 03 Deborah M. Fretz 04 Ernst A. Häberli 05 Brian A. Kenney 06 Mark G. McGrath 07 James B. Ream 08 David S. Sutherland 09 Casey J. Sylla	☐	☐	☐	2.
To approve the “performance-based” compensation provisions of the GATX Corporation 2004 Equity incentive Compensation Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.
						☐	☐	☐
In their discretion, the Proxies are authorized to vote upon other matters as may properly come before the meeting.

RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX CORPORATION NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)				3.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for GATX Corporation in 2009.	☐	☐	☐
*Exceptions

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

GATX CORPORATION

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders
The Proxy Statement and the 2008 Annual Report to Shareholders are available at:
http://bnymellon.mobular.net/bnymellon/gmt

INTERNET
http://www.proxyvoting.com/gmt
Use the Internet to vote your proxy.
Have your proxy card in hand when
you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote
your proxy. Have your proxy card in
hand when you call
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares so the same manner as if you marked, signed and returned your proxy card.

GATX CORPORATION
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
APRIL 24, 2009
THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION’S BOARD OF DIRECTORS
     The undersigned hereby constitutes and appoints Brian A. Kenney, Deborah A. Golden and Robert C. Lyons, and each of them, the undersigned’s true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX CORPORATION to be held at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois 60675 on Friday, April 24, 2009, at 9:00 a.m., and at any adjournment thereof, on all matters coming before said meeting.
     PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.
(Continued and to be marked, dated and signed, on other side)

BNY MELLON SHAREOWNER SERVICES

Address Change/Comments	P. O. BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250

▲ FOLD AND DETACH HERE ▲
You can now access your BNY Mellon Shareowner Services account online.
     Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect® (ISD).
The transfer agent for GATX Corporation now makes it easy and convenient to get current information on your shareholder account.
•	View account status

•	View certificate history

•	View book-entry information
•	View payment history for dividends

•	Make address changes

•	Obtain a duplicate 1099 tax form

•	Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
www.bnymellon.com/shareowner/isd
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

Please mark your votes as indicated in this example	☒

	FOR	WITHHOLD	*EXCEPTIONS			FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS	ALL	FOR ALL
Nominees:
01 Anne L. Arvia 02 Richard Fairbanks 03 Deborah M. Fretz 04 Ernst A. Häberli 05 Brian A. Kenney 06 Mark G. McGrath 07 James B. Ream 08 David S. Sutherland 09 Casey J. Sylla	☐	☐	☐	2.
To approve the “performance-based” compensation provisions of the GATX Corporation 2004 Equity incentive Compensation Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.
						☐	☐	☐
In their discretion, the Proxies are authorized to vote upon other matters as may properly come before the meeting.

RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX CORPORATION NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)				3.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for GATX Corporation in 2009.	☐	☐	☐
*Exceptions

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign, When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time on April 20, 2009.

GATX CORPORATION

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders
The Proxy Statement and the 2008 Annual Report to Shareholders are available at:
http://bnymellon.mobular.net/bnymellon/gmt

INTERNET
http://www.proxyvoting.com/gmt-sesp
Use the Internet to vote your proxy.
Have your proxy card in hand when
you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote
your proxy. Have your proxy card in
hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares so the same manner as if you marked, signed and returned your proxy card.

GATX CORPORATION
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
APRIL 24, 2009
THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION’S BOARD OF DIRECTORS
     The undersigned hereby constitutes and appoints Brian A. Kenney, Deborah A. Golden and Robert C. Lyons, and each of them, the undersigned’s true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX CORPORATION to be held at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois 60675 on Friday, April 24, 2009, at 9:00 a.m., and at any adjournment thereof, on all matters coming before said meeting.
     PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.
(Continued and to be marked, dated and signed, on other side)

BNY MELLON SHAREOWNER SERVICES

Address Change/Comments	P. O. BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250

▲ FOLD AND DETACH HERE ▲

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

Please mark your votes as indicated in this example	☒

	FOR	WITHHOLD	*EXCEPTIONS			FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS	ALL	FOR ALL
Nominees:
01 Anne L. Arvia 02 Richard Fairbanks 03 Deborah M. Fretz 04 Ernst A. Häberli 05 Brian A. Kenney 06 Mark G. McGrath 07 James B. Ream 08 David S. Sutherland 09 Casey J. Sylla	☐	☐	☐	2.
To approve the “performance-based” compensation provisions of the GATX Corporation 2004 Equity incentive Compensation Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended,
						☐	☐	☐
In their discretion, the Proxies are authorized to vote upon other matters as may properly come before the meeting.

RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX CORPORATION NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)				3.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for GATX Corporation in 2009,	☐	☐	☐
*Exceptions

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time on April 20, 2009.

GATX CORPORATION

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders
The Proxy Statement and the 2008 Annual Report to Shareholders are available at:
http://bnymellon.mobular.net/bnymellon/gmt

INTERNET
http://www.proxyvoting.com/gmt-hesp
Use the Internet to vote your proxy.
Have your proxy card in hand when
you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote
your proxy. Have your proxy card in
hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

GATX CORPORATION
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
APRIL 24, 2009
THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION’S BOARD OF DIRECTORS
     The undersigned hereby constitutes and appoints Brian A. Kenney, Deborah A. Golden and Robert C. Lyons, and each of them, the undersigned’s true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX CORPORATION to be held at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois 60675 on Friday, April 24, 2009, at 9:00 a.m., and at any adjournment thereof, on all matters coming before said meeting.
     PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.
(Continued and to be marked, dated and signed, on other side)

BNY MELLON SHAREOWNER SERVICES

Address Change/Comments	P. O. BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250

▲ FOLD AND DETACH HERE ▲